Exhibit 10.01

EXECUTION COPY

CUSIP Number:

CARDINAL HEALTH, INC.

FIVE-YEAR CREDIT AGREEMENT

dated as of January 24, 2007

THE SUBSIDIARY BORROWERS PARTY HERETO,

THE LENDERS PARTY HERETO,

and

BANK OF AMERICA, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A. and BARCLAYS BANK PLC,

as Syndication Agents

and

MORGAN STANLEY BANK,

and

DEUTSCHE BANK SECURITIES INC.,

as Documentation Agents

BANC OF AMERICA SECURITIES LLC,

J.P. MORGAN SECURITIES INC.

and

BARCLAYS CAPITAL

as Joint Lead Arrangers and Book Managers

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(continued)

2.24	Payment Provisions Relating to the Euro	38

2.25	Redenomination and Alternative Currencies	39

2.26	Replacement of Lender	39

2.27	Application of Payments with Respect to Defaulting Lenders	39

2.28	Extension of Termination Date.	40

ARTICLE III.	YIELD PROTECTION; TAXES	41

3.1	Yield Protection	41

3.2	Changes in Capital Adequacy Regulations	42

3.3	Availability of Types of Advances	43

3.4	Funding Indemnification	43

3.5	Taxes	43

3.6	Lender Statements; Survival of Indemnity	45

3.7	Limitation/Delay in Requests	45

ARTICLE IV.	CONDITIONS PRECEDENT	46

4.1	Initial Credit Extension	46

4.2	Each Credit Extension	47

ARTICLE V.	REPRESENTATIONS AND WARRANTIES	47

5.1	Existence and Standing	47

5.2	Authorization and Validity	48

5.3	No Conflict; Government Consent; Other Consents	48

5.4	Financial Statements	48

5.5	Material Adverse Change	49

5.6	Taxes	49

5.7	Litigation and Contingent Obligations	49

5.8	Significant Subsidiaries; Subsidiary Borrowers	49

5.9	ERISA	51

5.10	Accuracy of Information	51

5.11	Regulation U	51

5.12	Maintenance of Property	52

5.13	Insurance	52

5.14	Plan Assets; Prohibited Transactions	52

-ii-

(continued)

5.15	Environmental Matters	52

5.16	Investment Company Act	52

5.17	Default	52

5.18	Compliance with Laws	52

ARTICLE VI.	COVENANTS	53

6.1	Financial Reporting	53

6.2	Use of Proceeds; Margin Stock	54

6.3	Notice of Default	54

6.4	Conduct of Business; Maintenance of Property	55

6.5	Taxes	55

6.6	Insurance	55

6.7	Compliance with Laws	55

6.8	Inspection	55

6.9	Liens	56

6.10	Subsidiary Indebtedness	57

6.11	Contingent Obligations	58

6.12	Minimum Net Worth	59

ARTICLE VII.	DEFAULTS	59

ARTICLE VIII.	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	60

8.1	Acceleration; Facility LC Collateral Account	60

8.2	Amendments	61

8.3	Preservation of Rights	62

ARTICLE IX.	GENERAL PROVISIONS	63

9.1	Survival of Representations	63

9.2	Governmental Regulation	63

9.3	Headings	63

9.4	Entire Agreement	63

9.5	Several Obligations; Benefits of this Agreement	63

9.6	Expenses; Indemnity; Damage Waiver	63

9.7	Numbers of Documents	65

9.8	Accounting	66

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(continued)

9.9	Severability of Provisions	66

9.10	No Advisory or Fiduciary Responsibility	66

9.11	Treatment of Certain Information; Confidentiality	67

9.12	USA Patriot Act	67

ARTICLE X.	THE AGENT	68

10.1	Appointment and Authority	68

10.2	Rights as a Lender	68

10.3	Exculpatory Provisions	68

10.4	Reliance by Administrative Agent	69

10.5	Delegation of Duties	69

10.6	Resignation of Administrative Agent	69

10.7	Non-Reliance on Administrative Agent and Other Lenders	70

10.8	No Other Duties, Etc	70

10.9	Administrative Agent May File Proofs of Claim	71

ARTICLE XI.	SETOFF; RATABLE PAYMENTS	71

11.1	Right of Setoff	71

11.2	Ratable Payments	72

ARTICLE XII.	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	72

12.1	Successors and Assigns	72

ARTICLE XIII.	NOTICES	75

13.1	Notices	75

13.2	Change of Address	76

13.3	The Platform	76

ARTICLE XIV.	COUNTERPARTS	76

ARTICLE XV.	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	76

15.1	CHOICE OF LAW	76

15.2	CONSENT TO JURISDICTION	76

15.3	WAIVER OF JURY TRIAL	77

-iv-

(continued)

Schedules
Schedule 1.1		Cost Rate Schedule
Schedule 2.1(a)		Commitments
Schedule 2.1(c)		Alternate Currency Commitment
Schedule 2.16		List of Authorized Persons under Section 2.16
Schedule 2.19		Lending Installations
Schedule 4		Pricing Schedule
Schedule 5.8		List of Subsidiaries and Subsidiary Borrowers
Schedule 13.1		Administrative Agent’s Office; Certain Addresses for Notices

Exhibits
Exhibit A	-	Opinions
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Assignment and Assumption Agreement
Exhibit D	-	Form of Loan/Credit Related Money Transfer Instruction
Exhibit E	-	Form of Note
Exhibit F	-	Form of Swingline Note
Exhibit G	-	Form of Guaranty

-v-

FIVE-YEAR CREDIT AGREEMENT

This Agreement, dated as of January 24, 2007, is among Cardinal Health, Inc., an Ohio corporation (the “Company”), certain Subsidiaries of the Company (the “Subsidiary Borrowers”, and together with the Company, the “Borrowers”), each lender party hereto from time to time (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swingline Lender and LC Issuer. Capitalized terms used herein shall have the meanings assigned to them in Article I.

WHEREAS, the Company has requested the terms and provisions of the Existing Credit Agreement be amended and restated in its entirety as provided in this Agreement.

WHEREAS, the Lenders hereto are willing to do so with the replacement facility set forth herein.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions.

As used in this Agreement:

“Additional Commitment Lender” is defined in Section 2.28(d).

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.1 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Advance” means a borrowing hereunder, (i) made by one or more Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, in the same Agreed Currency and for the same Interest Period. The term “Advance” shall include Swingline Loans unless otherwise expressly provided.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent Parties” is defined in Section 13.3.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the original Aggregate Commitment is $1,500,000,000.

“Aggregate Dollar Commitment” means at any date of determination with respect to all Lenders, an amount equal to the Dollar Commitments of all Lenders on such date. As of the date of this Agreement, the Aggregate Dollar Commitment is $1,250,000,000.

“Aggregate Dollar Outstanding Credit Exposure” means as at any date of determination with respect to any Lender, the sum of (i) aggregate unpaid principal amount of such Lender’s Dollar Loans on such date, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations on such date, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swingline Loans outstanding on such date.

“Aggregate Multicurrency Commitments” means at any date of determination with respect to all Multicurrency Lenders, an amount equal to the Multicurrency Commitments of all Multicurrency Lenders on such date, provided, however, that the Aggregate Multicurrency Commitments shall not exceed $250,000,000.

“Aggregate Multicurrency Outstanding Credit Exposure” means as at any date of determination with respect to any Lender, the Dollar Amount of the aggregate unpaid principal amount of such Lender’s Multicurrency Loans and Alternate Currency Loans on such date.

“Aggregate Outstanding Credit Exposure” means as at any date of determination with respect to any Lender, the sum of such Lender’s Aggregate Dollar Outstanding Credit Exposure and Aggregate Multicurrency Outstanding Credit Exposure on such date.

“Agreed Currencies” means (i) Dollars, and (ii) so long as such currencies remain Eligible Currencies, (A) with respect to any Multicurrency Commitment, the Euro and British Pounds Sterling, (B) with respect to any Alternate Currency Commitment, any Alternate Currency and (C) with respect to the Swingline Sublimit, U.S. Dollars unless the Swingline Lender in its sole discretion agrees to make available, Euros, Australian Dollars, Canadian Dollars or any other Eligible Currency.

“Agreement” means this credit agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles in the United States of America in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4; provided, however, that if any change in Agreement Accounting Principles from those applied in preparing such financial statements affects the calculation of any financial covenant contained in this Agreement, the Borrowers and the Administrative Agent hereby agree to negotiate in good faith towards making appropriate amendments acceptable to the Required Lenders to the provisions of this Agreement to reflect as nearly as possible the effect of the financial covenants as in effect on the date hereof.

“Alternate Currency” means any Eligible Currency which the Company requests the Administrative Agent to include as an Alternate Currency hereunder and which is acceptable to one or more of the applicable Alternate Currency Lenders, and with respect to which an Alternate Currency Addendum has been executed among the Company, a Subsidiary Borrower, one or more Alternate Currency Lenders and the Administrative Agent in connection therewith.

“Alternate Currency Addendum” means a schedule and addendum entered into among the Company, a Subsidiary Borrower, one or more Alternate Currency Lenders and the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the Company, such Subsidiary Borrower and such Alternate Currency Lenders party thereto.

“Alternate Currency Commitment” means a portion of the Multicurrency Commitment equal to, for each Alternate Currency Lender and for each Alternate Currency, the obligation of such Alternate Currency Lender to make Alternate Currency Loans not exceeding the Dollar Amount set forth in Schedule 2.1(c) or the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum.

“Alternate Currency Lender” means any Lender (including any Lending Installation) party to an Alternate Currency Addendum.

“Alternate Currency Loan” means any Loan denominated in an Alternate Currency made by one or more of the Alternate Currency Lenders to a Borrower pursuant to this Agreement and the applicable Alternate Currency Addendum.

“Alternate Currency Share” means, with respect to any Alternate Currency Lender for any particular Alternate Currency, the percentage obtained by dividing (a) such Alternate Currency Lender’s Alternate Currency Commitment at such time as set forth in the applicable Alternate Currency Addendum by (b) the aggregate of the Alternate Currency Commitments at such time of all Alternate Currency Lenders with respect to such Alternate Currency as set forth in the applicable Alternate Currency Addendum.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

“Applicable Foreign Subsidiary Borrower Documents” is defined in Section 5.8(b).

“Applicable Margin” means, with respect to any Eurocurrency Loan, Floating Rate Loan, the Facility Fee or the LC Fee, as the case may be at any time, the applicable percentage which is applicable at such time set forth in the Pricing Schedule, provided that upon the occurrence and during the continuation of a Default, the Applicable Margin shall be the highest Applicable Margin set forth in the Pricing Schedule.

“Applicable Time” means, with respect to any borrowings and payments in any Agreed Currency, the local time in the place of settlement of such Agreed Currency as may be determined by the Administrative Agent or the Swingline Lender, as applicable, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment Agreement” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.1(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.

“Australian Dollars” or “AUS$” shall mean the lawful currency of the Commonwealth of Australia.

“Authorized Officer” means any of the Chairman, Chief Executive Officer, President, Vice Chairman, Chief Financial Officer, Controller, or Treasurer of a Borrower, or their equivalent, acting singly. Any document delivered hereunder that is signed by an Authorized Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Available Dollar Commitment” means at any date of determination with respect to any Lender, the amount of such Lender’s Dollar Commitment in effect on such date reduced by the Aggregate Dollar Outstanding Credit Exposure of such Lender on such date.

“Available Multicurrency Commitment” means at any date of determination with respect to any Multicurrency Lender, the amount of such Multicurrency Lender’s Multicurrency Commitment in effect on such date reduced by the sum of (i) the Dollar Amount of any unused Alternate Currency Commitment of such Multicurrency Lender on such date, and (ii) the Aggregate Multicurrency Outstanding Credit Exposure of such Multicurrency Lender on such date.

“Bank of America” means Bank of America, N.A. and its successors.

“Banc of America Securities” means Banc of America Securities LLC and its successors.

“Barclays Capital” means Barclays Capital, the investment banking division of Barclays Bank PLC, and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus  1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “Prime Rate.”

“Borrower Materials” is defined in the final paragraph of Section 6.1(d).

“Borrowers” means the Company and the Subsidiary Borrowers, and “Borrower” means any of them, as the context may require.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“British Pounds Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollars” or “C$” shall mean the lawful currency of the Dominion of Canada.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Change in Control” means an event or series of events by which any Person, or two or more Persons acting in concert, obtain beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Company; provided, however, that the acquisitions by or on behalf of a Plan, an employee stock purchase plan of the Company, or by Persons who before the date of this Agreement were officers, directors, employees or who held in the aggregate not less than 5% of the outstanding shares of voting stock of the Company shall not be included in determining whether a Change in Control shall have occurred.

“Closing Date” means the date upon which all of the conditions precedent set forth in Article IV have been met to the satisfaction of the Administrative Agent and each of the Lenders in their reasonable discretion or waived in accordance with the terms hereof.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Swingline Loans and Facility LCs issued upon the application of, one or more Borrowers in an aggregate amount not exceeding the amount set forth on Schedule 2.1(a) or as set forth in the Assignment Agreement to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Percentage” means as to any Lender, the percentage which such Lender’s Commitment then constitutes of the Aggregate Commitment (or, if the Commitments have terminated or expired, the percentage which (a) the Aggregate Outstanding Credit Exposure of such Lender at such time constitutes of (b) the Aggregate Outstanding Credit Exposure of all Lenders at such time).

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B hereto.

“Computation Date” is defined in Section 2.3.

“Consolidated” or “consolidated” means, when used with reference to any financial term in this Agreement, the aggregate for two or more Persons of the amounts signified by such term for all such Persons determined on a consolidated basis in accordance with Agreement Accounting Principles.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person for Indebtedness, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract, operating lease, securitization transaction or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided, however, that any assumption, guaranty, endorsement or undertaking with respect to any liability of any of its Subsidiaries to any other of its Subsidiaries shall not be a Contingent Obligation of the Company.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.10(b).

“Cost Rate” means the cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority (or any authority which replaces all or any of their functions) or the requirements of the European Central Bank, in each case to be calculated in accordance with the Cost Rate Schedule attached hereto as Schedule 1.1.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender that (a) on any Borrowing Date fails to make available to the Administrative Agent such Lender’s Loans required to be made to a Borrower on such Borrowing Date or any payment required to be made pursuant to Section 2.1(a)(iv), (b) shall not have made a payment to the Swingline Lender pursuant to Section 2.1(b)(iii), (c) shall not have made a payment to the LC Issuer pursuant to Section 2.21.5, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or unless the failure has been cured, or (e) has been deemed insolvent or become the subject of a conservatorship, receivership, bankruptcy or insolvency proceeding. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Administrative Agent the amount of such Defaulting Lender’s Loans together with all other amounts required to be paid to the Administrative Agent, the Swingline Lender or any other Lender pursuant to this Agreement.

“Documentation Agent” means Deutsche Bank Securities Inc. and Morgan Stanley Bank, each in its capacity as a Documentation Agent or any successor documentation agent.

“Dollar Advance” means a borrowing hereunder (or continuation or a conversion thereof) consisting of the several Dollar Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type and for the same Interest Period.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in Dollars of the amount of such currency, if such currency is any currency other than Dollars, as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Computation Date) for the purchase of Dollars with such currency.

“Dollar Commitment” means for each Lender the aggregate amount set forth opposite its name on Schedule 2.1(a) or as set forth in any assignment that has become effective pursuant to Section 12.1, as such amount shall be modified from time to time pursuant to the terms hereof.

“Dollar Commitment Percentage” means as to any Lender, the percentage which such Lender’s Dollar Commitment then constitutes of the aggregate Dollar Commitments of all Lenders (or, if the Commitments have terminated or expired, the percentage which (a) the Aggregate Dollar Outstanding Credit Exposure of such Lender at such time constitutes of (b) the Aggregate Dollar Outstanding Credit Exposure of all Lenders at such time).

“Dollar Loans” means, with respect to a Lender, such Lender’s Loans made pursuant to Section 2.1(a)(i).

“Dollars” and “$” shall mean the lawful currency of the United States of America.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 12.1(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.1(b)(iii).

“Eligible Currency” means any currency (i) that is readily available, (ii) that is freely traded, (iii) in which deposits are customarily offered to banks in the London interbank market, (iv) which is convertible into Dollars in the international interbank market and (v) as to which an Equivalent Amount may be readily calculated. If, after the designation of any currency as an Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or (z) in the determination of the Administrative Agent, an Equivalent Amount of such currency is not readily calculable, the Administrative Agent shall promptly notify the Lenders and the Borrowers, and such currency shall no longer be an Agreed Currency until such time as the requisite Lenders agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in Article II.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws” means any and all Laws, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Computation Date) for the purchase of such currency with Dollars.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Euro” and/or “EUR” means the single currency to which the Participating Member States of the European Union have converted.

“Eurocurrency” means any Agreed Currency.

“Eurocurrency Advance” means an Advance comprised of Eurocurrency Loans.

“Eurocurrency Base Rate” means for any Interest Period with respect to a Eurocurrency Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period.

“Eurocurrency Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin plus (iii) in the case of a Eurocurrency Loan of any Lender which is lent from a Lending Installation in the United Kingdom or a Participating Member State, the Cost Rate. The Eurocurrency Rate shall be expressed as a percentage rounded to five decimal places.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, the LC Issuer and the Administrative Agent, taxes imposed on its overall net income and franchise taxes (and any interest, fees or penalties for late payment thereof) imposed on it by (i) the jurisdiction under the Laws of which such Lender, the LC Issuer or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent’s, the LC Issuer’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Credit Agreement” means the Five-Year Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified) by and among the Borrowers, the lenders party thereto and Wachovia Bank, National Association, as administrative agent and certain other agents thereto.

“Existing Termination Date” is defined in Section 2.28(a).

“Existing Facility LCs” means the collective reference to the following Letters of Credit issued by Wachovia under the Existing Credit Agreement:

Issuance Date	Issuance Number	Amount	Beneficiary	Expiration Date
08/25/04	SM209771W	399,322.92	BT Wayne, LLC	8/25/07
06/30/04	SM209549W	2,088,547.19	Township of Logan, Municipal Building	6/30/07
07/31/04	SM207752W	83,000.00	Travelers Ins Co.	7/31/07
04/30/04	SM208002W	20,000,000.00	United States Fidelity and Guaranty Company	4/30/07
04/30/04	SM208004W	1,489,000.00	Royal Indemnity Company	4/30/07
06/24/04	SM208672W	908,000.00	Lumberman’s Mutual Casualty Co.	6/24/07
06/24/04	SM208673W	11,285,000.00	Lumberman’s Mutual Casualty Co.	6/24/07
06/17/04	SM208711W	8,520.00	National Union Fire Insurance Co.	6/17/07
05/26/06	SM220133W	35,443,389.00	XL Specialty Insurance Company & Greenwich Insurance Company	5/26/07

“Extending Lender” is defined in Section 2.28(b).

“Extension Date” is defined in Section 2.28.

“Facility LC” is defined in Section 2.21.1.

“Facility LC Application” is defined in Section 2.21.3.

“Facility LC Collateral Account” is defined in Section 2.21.11.

“Facility Termination Date” means the first to occur of (a) the later of (i) January 23, 2012 and (ii) if the maturity is extended pursuant to Section 2.28, such extended maturity date determined pursuant to that Section, and (b) the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms hereof; provided, however, with respect to any Non-Replaced Lender, “Facility Termination Date” shall mean the first to occur of (x) the later of (i) January 23, 2012 and (ii) only if such Non-Replaced Lender extended the maturity of its commitments for one year pursuant to such Section 2.28, such extended maturity date determined pursuant to such Section, and (y) the date the Commitments or this Agreement are earlier cancelled or terminated pursuant to the terms of this Agreement. Unless otherwise specified in this Agreement, Facility Termination Date means the Facility Termination Date applicable to a Lender, Swingline Lender or LC Issuer.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the fee letter agreement dated as of December 15, 2006, among the Company, Bank of America and Banc of America Securities.

“Fitch” means Fitch, Inc.

“Floating Rate” means, for any day, a rate per annum equal to the Base Rate for such day in each case changing when and as the Base Rate changes.

“Floating Rate Advance” means an Advance comprised of Floating Rate Loans.

“Floating Rate Loan” means a Dollar Loan which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

“Foreign Subsidiary Borrower” is defined in Section 5.8(b).

“Forward-Looking Statement” is defined in Section 5.10.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Guarantor” means the Company.

“Guaranty” means that certain Guaranty dated the date hereof executed by the Guarantor in favor of the Administrative Agent, for the ratable benefit of the Lenders, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Indebtedness” of a Person means, as of any date, such Person’s (i) obligations for borrowed money or evidenced by bonds, notes, acceptances, debentures or similar instruments or Letters of Credit (or reimbursement agreements in respect thereof) or bankers’ acceptances, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (v) Capitalized Lease Obligations, (vi) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (vii) any Rate Hedging Obligations of such Person, and (viii) all Contingent Obligations of such Person with respect to or relating to the indebtedness, obligations and liabilities of others as described in clauses (i) through (vii) of this definition.

“Indemnitee” is defined in Section 9.6(b).

“Information” is defined Section 9.11.

“Interest Period” means, with respect to a Eurocurrency Advance, a period of one, two, three or six months (or such longer or shorter period requested by a Borrower and agreed to by all of the Lenders), commencing on a Business Day selected by such Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter (or such longer or shorter period requested by such Borrower and agreed to by all of the Lenders); provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. No Interest Period specified by a Borrower in a Borrowing Notice or a Conversion/Continuation Notice shall extend beyond the earliest Facility Termination Date in effect on any given date.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A. in its individual capacity, and its successors.

“JPMSI” means J.P. Morgan Securities Inc. in its individual capacity, and its successors.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders or administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of Law.

“LC Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Company on the LC Payment Date or refinanced as a borrowing hereunder.

“LC Fee” is defined in Section 2.21.4.

“LC Issuer” means Bank of America in its capacity as issuer of Facility LCs hereunder, or any successor issuer of Letters of Credit hereunder, and Wachovia in its capacity as issuer of the Existing Facility LCs.

“LC Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Reimbursement Obligations, including all LC Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Payment Date” is defined in Section 2.21.5.

“Lead Arrangers” means Banc of America Securities, JPMSI, and Barclays Capital and their respective successors and assigns in their capacities as joint lead arrangers and book managers.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

“Lending Installation” means, with respect to a Lender, the office, branch, subsidiary or Affiliate of such Lender with respect to each Agreed Currency listed on Schedule 2.19, or otherwise selected by such Lender pursuant to Section 2.19.

“Letter of Credit” of a Person means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A letter of credit may be a commercial letter of credit or a standby letter of credit.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, the Facility LC Applications, the Notes, the Guaranty, the Fee Letter and any other instrument or document executed in connection with any of the foregoing at any time (but excluding Rate Hedging Agreements).

“Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the LC Issuer or the Lenders thereunder.

“Material Plan” as defined in Section 7.10.

“Modify” and “Modification” are defined in Section 2.21.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Multicurrency Advance” means a borrowing hereunder (or continuation or a conversion thereof) consisting of the several Multicurrency Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type and for the same Interest Period.

“Multicurrency Commitment” means for each Lender the aggregate amount set forth as its Multicurrency Commitment on Schedule 2.1(a) or as set forth in any assignment that has become effective pursuant to Section 12.1, as such amount shall be modified from time to time pursuant to the terms hereof.

“Multicurrency Commitment Percentage” means as to any Multicurrency Lender, the percentage which such Multicurrency Lender’s Multicurrency Commitment then constitutes of the Aggregate Multicurrency Commitments (or, if the Multicurrency Commitments have terminated or expired, the percentage which (a) the Aggregate Multicurrency Outstanding Credit Exposure of such Multicurrency Lender at such time constitutes of (b) the Aggregate Multicurrency Outstanding Credit Exposure of all Multicurrency Lenders at such time).

“Multicurrency Lender” means each Lender having a Multicurrency Commitment.

“Multicurrency Loans” means, with respect to a Multicurrency Lender, such Lender’s Loans made pursuant to Section 2.1(a)(ii).

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company is a party to which more than one employer is obligated to make contributions.

“Net Worth” means, as of any date of determination, the consolidated stockholder’s equity of the Company and its Subsidiaries calculated on a consolidated basis in accordance with Agreement Accounting Principles.

“Non-Extending Lender” is defined in Section 2.28(b).

“Non-Replaced Lender” is defined in Section 2.28(e).

“Non-U.S. Borrower” is defined in Section 3.1(b).

“Non-U.S. Lender” is defined in Section 3.5(d).

“Note” means any promissory note issued at the request of a Lender pursuant to Section 2.15 substantially in the form of Exhibit E.

“Notice Date” is defined in Section 2.28(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations (including any Rate Hedging Obligations) of the Borrowers to the Lenders or to any Lender, the LC Issuer, the Administrative Agent or any Indemnitee arising under the Loan Documents.

“OECD” means the Organization for Economic Cooperation and Development and any successor thereto.

“OFAC” is defined in Section 9.6(b).

“Other Taxes” is defined in Section 3.5(b).

“Overdue Rate” means a per annum rate that is equal to the sum of two percent (2%) plus the Base Rate, changing as and when the Base Rate changes or, with respect to any Alternate Currency Loan, such other overdue rate, if any, as specified in the applicable Alternate Currency Addendum.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Agreed Currency, the rate of interest per annum at which overnight deposits in the applicable Agreed Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” is defined in Section 12.1(d).

“Participating Member State” means any member state of the European Union which has the Euro as its lawful currency.

“Payment Date” means the last Business Day of each calendar quarter, commencing March 30, 2007.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and as to which the Company or any member of the Controlled Group may have any liability.

“Platform” is defined in the final paragraph of Section 6.1(d).

“Pricing Schedule” means Schedule 4 attached hereto identified as such.

“Prime Rate” means a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

“Pro Rata Share” means, with respect to a Lender, (i) in reference to the Dollar Commitment, a portion equal to a fraction the numerator of which is such Lender’s Dollar Commitment and the denominator of which is the Aggregate Dollar Commitment, (ii) in reference to the Multicurrency Commitment, a portion equal to a fraction the numerator of which is such Lender’s Multicurrency Commitment and the denominator of which is the Aggregate Multicurrency Commitment, and (iii) in reference to the Aggregate Commitment, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.

“Public Lender” has the meaning set forth in the final paragraph of Section 6.1(d).

“Rate Hedging Agreement” means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, commodity prices or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

“Rate Hedging Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.21 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate holding at least 51% of the Aggregate Commitment or, if the Commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Borrowings have been terminated, as of any date of determination, Lenders in the aggregate holding at least 51% of the Aggregate Outstanding Credit Exposure (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requisite Lenders” means Lenders in the aggregate holding at least 66 2/3% of the Aggregate Commitment or, if the Commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Borrowings have been terminated, as of any date of determination, Lenders in the aggregate holding at least 66 2/3% of the Aggregate Outstanding Credit Exposure (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Outstanding Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

“Reserve Requirement” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Loan shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Agreed Currency, same day or other funds as may be determined by the Administrative Agent or the Swingline Lender, as applicable, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Agreed Currency.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” within the meaning of Rule 1-02 of the Securities and Exchange Commission’s Regulation S-X.

“Single Employer Plan” means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

“Specified Currency” is defined in Section 2.23.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Swingline Lender, as applicable, may obtain such spot rate from another financial institution designated by the Administrative Agent or the Swingline Lender, as applicable, if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Subsequent Participant” means any member state of the European Union that adopts the Euro as its lawful currency after the date of this Agreement.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Company.

“Subsidiary Borrower” means each Subsidiary of the Company listed as a Subsidiary Borrower on Schedule 5.8 as amended from time to time in accordance with Section 5.8.

“Substantial Portion” means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than 20% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 20% of the consolidated revenues or of the consolidated net earnings of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

“Swingline Sublimit” means an amount equal to the lesser of (a) $100,000,000 in Dollars, unless the Swingline Lender in its sole discretion agrees to other Agreed Currencies and (b) the Aggregate Commitment. The Swingline Sublimit is part of, and not in addition to, the Aggregate Commitment.

“Swingline Lender” means Bank of America in its capacity as provider of the Swingline Loans, or any successor Swingline Lender hereunder.

“Swingline Loan” means any borrowing under Section 2.9 made by the Swingline Lender pursuant to Section 2.1(b).

“Swingline Note” means a promissory note of the Company evidencing the Swingline Loans (if requested by the Swingline Lender), in substantially the same form as Exhibit F hereto, as amended or modified at the time such Swingline Loan is made to the Company.

“Syndication Agents” means JPMorgan Chase Bank and Barclays, each in its capacity as a Syndication Agent.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, charges, or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurocurrency Advance.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Wachovia” means Wachovia Bank, National Association, a national banking association, and its successors.

1.2 Other Definitions and Provisions.

(a) With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (g) the words “herein”, “hereof”, and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules can be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”, and (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(b) Each reference to “basis points” or “bps” shall be interpreted in accordance with the convention that 100 bps = 1.0%.

1.3 References to Agreement and Laws.

Unless otherwise expressly provided herein, references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document.

1.4 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.5 Letter of Credit Amounts.

Unless otherwise specified herein, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

1.6 Rounding.

Any financial ratios required to be maintained by any Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with 0.5 of a unit being rounded upward).

1.7 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the Swingline Lender, as applicable, shall determine the Spot Rates as of each Computation Date to be used for calculating Dollar Amount of Credit Extensions and outstanding amounts denominated in Agreed Currencies. Such Spot Rates shall become effective as of such Computation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Computation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent or the Swingline Lender, as applicable.

(b) Wherever in this Agreement in connection with an Advance, conversion, continuation or prepayment of a Eurocurrency Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance or Eurocurrency Loan is denominated in an Agreed Currency, such amount shall be the relevant Agreed Currency equivalent of such Dollar Amount (rounded to the nearest unit of such Agreed Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

ARTICLE II.

THE CREDITS

2.1 Commitments of the Lenders; Swingline Facility.

(a) Revolving Credit Advances.

(i) From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, for itself only, subject to the terms and conditions set forth in this Agreement, to (A) make Loans to the Borrowers in Dollars from time to time and (B) participate in (1) Facility LCs denominated in Dollars issued upon the request of a Borrower and (2) Swingline Loans, in aggregate amounts not to exceed in the aggregate at any one time outstanding the amount of its Dollar Commitment. Each Dollar Advance of Loans pursuant to this Section 2.1(a)(i) shall consist of Dollar Loans made by each Lender ratably in proportion to such Lender’s respective Available Dollar Commitment divided by the aggregate Available Dollar Commitments of all Lenders at such time. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.21.

(ii) From and including the date of this Agreement and prior to the Facility Termination Date, each Multicurrency Lender severally agrees, for itself only, subject to the terms and conditions set forth in this Agreement, to make Multicurrency Loans to the Borrowers in Agreed Currencies from time to time prior to the Facility Termination Date so long as after giving effect thereto and any concurrent repayment or prepayment of Loans (A) the Available Multicurrency Commitment of each Multicurrency Lender is greater than or equal to zero, (B) the Dollar Amount of the Aggregate Multicurrency Outstanding Credit Exposure of all Lenders does not exceed $250,000,000 and (C) the Aggregate Outstanding Credit Exposure of all Lenders does not exceed the Aggregate Commitment; provided, however, that the Borrowers shall not request, and the Multicurrency Lenders shall not make Multicurrency Loans in Dollars at any time that Available Dollar Commitment exists. Each Multicurrency Advance shall consist of Multicurrency Loans made by each Multicurrency Lender ratably in proportion to such Multicurrency Lender’s respective Available Multicurrency Commitment divided by the aggregate Available Multicurrency Commitments of all Multicurrency Lenders at such time.

(iii) Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

(iv) Immediately and automatically upon the occurrence of a Default under Sections 7.2, 7.6 or 7.7, (A) each Lender shall be deemed to have unconditionally and irrevocably purchased from each Multicurrency Lender, without recourse or warranty, an undivided interest in and participation in each Multicurrency Loan ratably in accordance with such Lender’s Commitment Percentage, (B) immediately and automatically all Multicurrency Loans outstanding in Agreed Currencies other than Dollars shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Multicurrency Loan determined as of the date of such conversion, (C) each Multicurrency Lender shall be deemed to have unconditionally and irrevocably purchased from each Dollar Lender, without recourse or warranty, an undivided interest in and participation in each Dollar Loan ratably in accordance with such Multicurrency Lender’s Commitment Percentage. Each of the Lenders shall pay to the applicable Multicurrency Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the Multicurrency Loan purchased by such Lender pursuant to this Section 2.1(a)(iv), and each of the Multicurrency Lenders shall pay to the applicable Dollar Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the Dollar Loan purchased by such Multicurrency Lender pursuant to this Section 2.1(a)(iv), it being the intent of the Lenders that following such equalization payments, each Lender shall hold its Commitment Percentage of the Aggregate Outstanding Credit Exposure.

(b) Swingline Loans.

(i) Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time on any Business Day during the period from the date hereof to but excluding the Facility Termination Date in the aggregate principal outstanding amount not to exceed the Swingline Sublimit; provided that after giving effect to such Swingline Loan, the Dollar Amount of the Aggregate Outstanding Credit Exposure at any time shall not exceed the Aggregate Commitment, and provided further that at no time shall the Dollar Amount of the Aggregate Outstanding Credit Exposure of the Swingline Lender exceed the Aggregate Commitment of such Lender. Swingline Loans may be denominated in any Agreed Currency; provided that the Swingline Lender is only obligated to make Swingline Loans available in Dollars. The Swingline Lender may make Swingline Loans available in other Agreed Currencies in its sole discretion and if any such Swingline Loans are made available in other Agreed Currencies, such Swingline Loans shall be deemed to utilize the Swingline Lender’s Multicurrency Commitment. Each Lender’s Commitment shall be deemed utilized by an amount equal to such Lender’s Commitment Percentage of the Dollar Amount of each Swingline Loan for purposes of determining the amount of Loans required to be made by such Lender. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers may borrow under this Section 2.1(b), repay and reborrow at any time prior to the Facility Termination Date. All Swingline Loans shall bear interest at the Base Rate or such other rate as shall be agreed between the relevant Borrower and the Swingline Lender with respect to any Swingline Loan at the time such Swingline Loan is made. The Company shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Swingline Loan is made, if requested by the Administrative Agent on behalf of the Swingline Lender, and (ii) the Facility Termination Date. If any Swingline Loan is not repaid by the relevant Borrower on the date when due, each Lender will make a Floating Rate Loan the proceeds of which will be used to repay the Swingline Loan as described in Section 2.1(b)(ii).

(ii) The Swingline Lender is making the Swingline Loans in reliance upon the agreements of the other Lenders set forth in this Section 2.1(b). The Swingline Lender may at any time in its sole and absolute discretion require that any Swingline Loan be refunded by a Floating Rate Advance from the Lenders, and upon written notice thereof by the Swingline Lender to the Administrative Agent, the Lenders and the relevant Borrower, such Borrower shall be deemed to have requested a Floating Rate Advance in an amount equal to the Dollar Amount of such Swingline Loan and such Floating Rate Advance shall be made to refund such Swingline Loan. Any Swingline Loan outstanding in an Agreed Currency other than Dollars, shall, upon the giving of such notice by the Swingline Lender, immediately and automatically be converted to and redenominated in Dollars equal to the Dollar Amount of each such Swingline Loan determined as of the date of such conversion. Each Lender shall be absolutely and unconditionally obligated to fund its Commitment Percentage of such Floating Rate Advance or, if applicable, to purchase a participation interest in the Swingline Loans pursuant to Section

2.1(b)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any setoff, counterclaim, recoupment, defense or other right which such Lender has or may have against the Administrative Agent or any Borrower or any of their respective Subsidiaries or anyone else for any reason whatsoever (including without limitation any failure to comply with the requirements of Section 4.2, other than the Swingline Lender making a Swingline Loan when it had actual knowledge of the existence of a Default); (B) the occurrence or continuance of a Default, subject to Section 2.1(b)(iii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement by any Borrower or any of their respective Subsidiaries or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation any Borrower’s failure to satisfy any conditions contained in Article IV or any other provision of this Agreement).

(iii) If as a result of the occurrence of a Default with respect to any Borrower pursuant to Article VII Floating Rate Loans may not be made by the Lenders as described in Section 2.1(b)(ii), then (A) each Borrower agrees that each Swingline Loan not paid pursuant to Section 2.1(b)(ii) shall bear interest, payable on demand by the Swingline Lender, at the Overdue Rate, (B) each Borrower agrees that each Swingline Loan outstanding in an Agreed Currency other than Dollars shall be immediately and automatically converted to and redenominated in Dollars equal to the Dollar Amount of each such Swingline Loan determined as of the date of such conversion, and (C) effective on the date each such Floating Rate Loan would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default, in lieu of deemed disbursement of loans, to the extent of such Lender’s Commitment, purchase a participation interest in the Swingline Loans by paying its Commitment Percentage thereof; provided, however, that no Lender shall be obligated to purchase such participation in a Swingline Loan made by the Swingline Lender when it had actual knowledge of the existence of a Default. Each Lender will immediately transfer to the Swingline Lender, in same day funds, the amount of its participation. Each Lender shall share based on its Commitment Percentage in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Swingline Lender, such Lender and the Borrowers severally agree to pay to the Swingline Lender forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swingline Lender until the date such amount is paid to the Swingline Lender, at (x) in the case of the Company, at the interest rate specified above and (y) in the case of such Lender, the Federal Funds Effective Rate.

(c) Alternate Currency Loans.

(i) Subject to the terms and conditions of this Agreement and the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Facility Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum), the Administrative Agent and the applicable Alternate Currency Lenders agree, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Loans under such Alternate Currency Addendum to the applicable Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed each such Alternate Currency Lender’s applicable Alternate Currency Commitment; provided, however, (i) at no time shall the outstanding principal amount of all Alternate Currency Loans exceed the Alternate Currency Commitment for such currency, (ii) at no time shall the Aggregate Multicurrency

Outstanding Credit Exposure exceed the Aggregate Multicurrency Commitments, (iii) at no time shall the aggregate outstanding principal amount of the Alternate Currency Loans for any specific Alternate Currency exceed the amount specified as the maximum amount for such Alternate Currency in the applicable Alternate Currency Addendum and (iv) at no time shall the aggregate Alternate Currency Commitments exceed $50,000,000. The Dollar Amount of any Alternate Currency Commitment of an Alternate Currency Lender shall be deemed to utilize such Lender’s Multicurrency Commitment. Each Alternate Currency Loan shall consist of Alternate Currency Loans made by each applicable Alternate Currency Lender ratably in proportion to such Alternate Currency Lender’s respective Alternate Currency Share. Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, the Borrowers may borrow, repay and reborrow Alternate Currency Loans at any time prior to the Facility Termination Date. On the Facility Termination Date, the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Borrower and prior to the Facility Termination Date prepayments of the Alternate Currency Loans shall be made by the applicable Borrower if and to the extent required by this Agreement. Subject to the applicable Alternate Currency Addendum, each Alternate Currency Loan shall have a maturity of one, two, three or six months and bear interest at the Eurocurrency Rate for such period as if such Loan were a Eurocurrency Loan.

(ii) The Company may, by written notice to the Administrative Agent request the establishment of additional Alternate Currency Commitments in additional Alternate Currencies, provided the Dollar Amount of the Alternate Currency Commitment requested together with the Aggregate Multicurrency Outstanding Credit Exposure does not exceed the Aggregate Multicurrency Commitments (each such request, a “Request for a New Alternate Currency Facility”). The Administrative Agent will promptly forward to the Multicurrency Lenders any Request for a New Alternate Currency Facility received from the Company, provided each Lender shall be deemed not to have agreed to such request unless its written consent thereto has been received by the Administrative Agent within ten (10) Business Days from the date of such notification by the Administrative Agent to such Lender (or such shorter period as shall be specified by the Company in the Request for a New Alternate Currency Facility). In the event that one or more Multicurrency Lenders consent to such Request for a New Alternate Currency Facility and agree to make Alternate Currency Loans in such Alternate Currency in an amount not less than that requested by the Company, upon execution of the applicable Alternate Currency Addendum and the other documents, instruments and agreements required pursuant to this Agreement and such Alternate Currency Addendum, the Alternate Currency Loans with respect thereto may be made.

(iii) Except as otherwise required by applicable Law, in no event shall the Administrative Agent or Alternate Currency Lenders have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate their Alternate Currency Commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that such Administrative Agent and Alternate Currency Lenders shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Section 8.1.

(iv) Immediately and automatically upon the occurrence of a Default under Sections 7.2, 7.6 or 7.7, each Lender shall be deemed to have unconditionally and irrevocably purchased from each Alternate Currency Lender, without recourse or warranty, an undivided interest in and participation in each Alternate Currency Loan ratably in accordance with such Lender’s Commitment Percentage, and immediately and automatically all Alternate Currency Loans shall be converted to and redenominated in Dollars equal to the Dollar Amount of each such Alternate

Currency Loan determined as of the date of such conversion. Each of the Lenders shall pay to the applicable Alternate Currency Lender not later than two (2) Business Days following a request for payment from such Lender, in Dollars, an amount equal to the undivided interest in and participation in the Alternate Currency Loan purchased by such Lender pursuant to this Section 2.1(c)(iv).

2.2 Optional Increase of the Commitments.

So long as no Default or Unmatured Default shall have occurred and be continuing and the other conditions set forth in Section 4.2 have been satisfied, at any time after the Closing Date, the Company shall have the right, in consultation with the Administrative Agent, from time to time and upon not less than fifteen (15) days prior written notice to the Administrative Agent, to increase the Aggregate Commitment; provided that:

(a) Each increase in the Aggregate Commitment shall be in an aggregate principal amount of at least $50,000,000 or a whole multiple of $10,000,000 in excess thereof up to a maximum total increase in the Aggregate Commitment of $500,000,000. Increases in the Aggregate Commitment pursuant to this Section 2.2 shall not increase or otherwise affect the Aggregate Multicurrency Commitment, the Swingline Sublimit or the Letter of Credit sublimit set forth in Section 2.21.1.

(b) Loans issued in respect of any increase in the Aggregate Commitment pursuant to this Section 2.2 will rank pari passu in right of payment and security with the other Loans issued hereunder and shall constitute and be part of the Obligations arising under this Agreement.

(c) (i) Each existing Lender shall have the right, but not the obligation, to commit to all or a portion of the proposed increase, (ii) the failure by any existing Lender to respond to a request for such increase shall be deemed to be a refusal of such request by such existing Lender and (iii) if the Administrative Agent does not receive sufficient commitments from the existing Lenders to fund the entire amount of the proposed increase, the Company may then solicit commitments from other banks, financial institutions or investment funds that are reasonably acceptable to both the Administrative Agent and the Company.

(d) Any increase in the Aggregate Commitment which is accomplished by increasing the Commitment of any Lender or Lenders who are at the time of such increase party to this Agreement (which Lender or Lenders shall consent to such increase in their sole and absolute discretion) shall be accomplished as follows: (i) this Agreement will be amended by the Borrowers, the Administrative Agent and each Lender whose Commitment is being increased (but notwithstanding Section 8.2, without any requirement that the consent of any other Lender be obtained) to reflect the revised Commitment and Commitment Percentage of each of the Lenders, (ii) the outstanding Credit Extensions will be reallocated on the effective date of such increase among the Lenders in accordance with their revised Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect the reallocation and the Borrowers shall indemnify each Lender for any loss or costs required pursuant to Section 3.4 in connection with such reallocation as if such reallocation were a repayment) and (iii) if requested by such Lender or Lenders, the Borrowers will deliver new Note(s) to the Lender or Lenders whose Commitment(s) is or are being increased reflecting the revised Commitment of such Lender(s).

(e) Any increase in the Aggregate Commitment which is accomplished by addition of a new Lender or Lenders under the Agreement shall be accomplished as follows: (i) each new Lender shall be an Eligible Assignee and shall be subject to the consent of the Administrative Agent and the Company, on behalf of itself and the Subsidiary Borrowers, which consents shall not be unreasonably withheld, (ii) this Agreement will be amended by the Borrowers, the Administrative Agent and each new Lender (but notwithstanding Section 8.2, without any requirement that the consent of any other Lender be obtained) to reflect the addition of each new Lender as a Lender hereunder and to reflect the revised Commitment and Commitment Percentages of each of the Lenders (including each new Lender), (iii) the outstanding Credit Extensions and Commitment Percentages will be reallocated on the effective date of such increase among the Lenders (including each new Lender) in accordance with their revised Commitment Percentages (and the Lenders (including each new Lender) agree to make all payments and adjustments necessary to effect the reallocation and the Borrowers shall indemnify each Lender for any loss or costs required pursuant to Section 3.4 in connection with such reallocation as if such reallocation were a repayment) and (iv) at the request of any new Lender, the Borrowers will deliver a Note to such new Lender.

(f) Prior to any increase to the Aggregate Commitment under this Section 2.2, the Borrowers and the Guarantor shall provide corporate resolutions (or the equivalent for non-corporate entities) authorizing and approving such increase and otherwise in form and substance satisfactory to the Administrative Agent.

2.3 Determination of Dollar Amounts; Termination.

(a) The Administrative Agent will determine the Dollar Amount of:

(i) each Advance as of the Borrowing Date or, if applicable, date of conversion/continuation of such Advance;

(ii) all outstanding Advances, LC Obligations and Alternate Currency Loans on and as of the last day of each Interest Period (but not less frequently than quarterly), on receipt of any notice from the Company as to the reduction of the Aggregate Commitment, and on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders; and

(iii) all outstanding Advances, LC Obligations and Alternate Currency Loans on each Business Day during which Aggregate Dollar Outstanding Credit Exposure of all Lenders exceeds $700,000,000 (or such ratable amount of any reduced Aggregate Dollar Commitment) or Aggregate Multicurrency Outstanding Credit Exposure exceeds $200,000,000 (or such ratable amount of any reduced Aggregate Multicurrency Commitments).

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (i), (ii) and (iii) is herein described as a “Computation Date” with respect to each Advance for which a Dollar Amount is determined on or as of such day.

(b) Any outstanding Advances together with any other unpaid Obligations then due and payable shall be paid in full by the Borrowers on the Facility Termination Date.

2.4 Ratable Loans.

Each Multicurrency Advance (which excludes Alternate Currency Loans) hereunder shall consist of Multicurrency Loans made from the several Multicurrency Lenders ratably in proportion to such Multicurrency Lenders’ respective Available Multicurrency Commitment divided by the aggregate Available Multicurrency Commitments of all Multicurrency Lenders at such time, and each Dollar

Advance hereunder shall consist of Dollar Loans made from the Lenders ratably according to their Dollar Commitment Percentage.

2.5 Types of Advances.

The Advances may be Floating Rate Advances or Eurocurrency Advances, on the one hand, and Dollar Advances or Multicurrency Advances on the other hand, or a combination thereof, selected by the relevant Borrowers in accordance with Sections 2.9 and 2.10; provided, however, that a Floating Rate Advance must also be a Dollar Advance or a Multicurrency Advance denominated in Dollars, and provided that all Multicurrency Advances (other than Multicurrency Advances in Dollars) and all Alternate Currency Loans shall be Eurocurrency Advances.

2.6 Facility Fee; Other Fees; Reductions in Aggregate Commitment.

The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee in Dollars, determined in accordance with the Pricing Schedule, calculated on the actual daily amount of the Aggregate Commitment, whether used or unused, payable quarterly in arrears for the ratable benefit of the Lenders on the last Business Day of each calendar quarter. The facility fee shall accrue from the date of this Agreement until the Facility Termination Date. The Company shall pay to the Lead Arrangers and the Administrative Agent fees in the amounts and at the times specified in the Fee Letter. The Company shall pay to the Lenders, in Dollars, such fees as shall be separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Aggregate Commitment may permanently and ratably be reduced by the Company in multiples of $10,000,000 upon three (3) Business Days’ prior written notice. Any such reduction shall be allocated ratably between the Dollar Commitment and the Multicurrency Commitment.

2.7 Minimum Amount of Each Advance.

Each Eurocurrency Advance shall be in the minimum Equivalent Amount of $5,000,000 (and in multiples of Equivalent Amounts of $1,000,000 in excess thereof, or in the case of a Multicurrency Advance, such other lesser multiple as the Administrative Agent deems appropriate), and each Floating Rate Advance (other than an Advance to repay Swingline Loans) shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment. Each Swingline Loan denominated in Dollars shall be in the minimum amount of $5,000,000 (and in multiples of $500,000 if in excess thereof) or in the case of Swingline Loans denominated in any currency other than Dollars (which shall be at the sole discretion of the Swingline Lender), such other minimum amounts and multiples as the Swingline Lender shall determine; provided, however, that any Swingline Loan may be in the amount of the unused Swingline Sublimit. Alternate Currency Loans shall be in such minimum amounts as are set forth in the applicable Alternate Currency Addendum.

2.8 Prepayments.

(a) The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000, any portion of the outstanding Floating Rate Advances upon one (1) Business Day’s prior notice to the Administrative Agent, who shall give prompt notice thereof to the Lenders.

(b) The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate Equivalent Amount of $5,000,000, any portion of the outstanding Eurocurrency Advances upon three (3) Business Days’ prior notice to the Administrative Agent, who shall give prompt notice thereof to the Lenders.

(c) If at any time, for any reason, the Aggregate Outstanding Credit Exposure of all Lenders shall exceed the Aggregate Commitment then in effect, the Borrowers shall, without notice or demand, immediately prepay the Dollar Loans and/or Multicurrency Loans such that the sum of the aggregate principal amount of Dollar Loans so prepaid, and the Dollar Amount of the aggregate principal amount of Multicurrency Loans so prepaid, at least equals the amount of such excess.

(d) If, at any time for any reason, either (i) the Aggregate Multicurrency Outstanding Credit Exposure of all Multicurrency Lenders exceeds the Aggregate Multicurrency Commitments of the Multicurrency Lenders or (ii) the Aggregate Dollar Outstanding Credit Exposure of all Lenders exceeds the aggregate Dollar Commitments of all Lenders, the Borrowers shall, without notice or demand, immediately prepay the Multicurrency Loans in a Dollar Amount at least equal to the excess referred to in (i) (such repayment to be in the applicable currency) and the Dollar Loans in an amount at least equal to the excess referred to in (ii) (such repayment to be in Dollars).

(e) Each prepayment pursuant to this Section 2.8 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.

(f) Notwithstanding the foregoing, mandatory prepayments of Multicurrency Loans that would otherwise be required pursuant to this Section 2.8 solely as a result of fluctuations in exchange rates from time to time shall only be required to be made pursuant to this Section 2.8 on a Computation Date on the basis of the exchange rates in effect on such Computation Date.

2.9 Method of Selecting Types and Interest Periods for New Advances.

The Company or the relevant Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period and Agreed Currency applicable thereto from time to time. The Company or the relevant Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (i) on the Borrowing Date of each Floating Rate Advance (other than Swingline Loans), (ii) three (3) Business Days before the Borrowing Date for each Eurocurrency Advance in Dollars, (iii) three (3) Business Days before the Borrowing Date for each Multicurrency Advance in an Agreed Currency of a country that is a member of OECD located in North America or Europe, (iv) four (4) Business Days before the Borrowing Date for each Multicurrency Advance in Yen, and (v) five (5) Business Days before the Borrowing Date for each Multicurrency Advance in any other Agreed Currency, specifying:

(a) the Borrower;

(b) the Borrowing Date, which shall be a Business Day, of such Advance;

(c) the aggregate amount of such Advance;

(d) the Type of Advance selected;

(e) in the case of each Eurocurrency Advance, the Interest Period, and Agreed Currency applicable thereto; and

(f) details relating to funds transfer for such Advance.

The Company or the relevant Borrower shall give the Swingline Lender (with a copy to the Administrative Agent) notice of its request not later than 11:00 a.m. on the same Business Day such Swingline Loan is requested to be made for each Swingline Loan in Dollars and not later than 10:00 a.m. local time on the same Business Day such Swingline Loan is requested to be made for each Swingline Loan in any Agreed Currency other than Dollars. Not later than 1:00 p.m. on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to the Administrative Agent at the Administrative Agent’s Office. The Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent’s aforesaid address.

2.10 Conversion and Continuation of Outstanding Advances.

Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.10 or are repaid in accordance with Section 2.8. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time:

(a) each such Eurocurrency Advance denominated in Dollars shall be automatically converted into a Floating Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.8 or (y) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Advance either continue as a Eurocurrency Advance for the same or another Interest Period or be converted into a Floating Rate Advance; and

(b) each such Multicurrency Advance shall automatically continue as a Multicurrency Advance in the same Agreed Currency with an Interest Period of one month unless (x) such Multicurrency Advance is or was repaid in accordance with Section 2.8 or (y) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Multicurrency Advance continue as a Multicurrency Advance for the same or another Interest Period.

Subject to the terms of Section 2.7, the applicable Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances denominated in the same or any other Agreed Currency (other than an Alternate Currency); provided that any conversion of any Eurocurrency Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The applicable Borrower shall give the Administrative Agent irrevocable notice (each a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a Eurocurrency Advance not later than 11:00 a.m. (i) at least one Business Day, in the case of a conversion into a Floating Rate Advance, (ii) at least three (3) Business Days, in the case of a conversion into or continuation of a Eurocurrency Advance denominated in Dollars, (iii) at least three (3) Business Days, in the case of a Multicurrency Advance in an Agreed Currency of a country that is a member of OECD located in North America or Europe, (iv) at least four (4) Business Days, in the case of a conversion into or continuation of a Multicurrency Advance in Yen and (v) at least five (5) Business Days, in the case of a conversion into or continuation of a Multicurrency Advance in any other Agreed Currency, prior to the date of the requested conversion or continuation, specifying:

(a) the requested date, which shall be a Business Day, of such conversion or continuation; and

(b) the Agreed Currency, amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Advance, the duration of the Interest Period applicable thereto.

2.11 Method of Borrowing.

On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, (i) if such Loan is a Dollar Loan or a Multicurrency Loan denominated in Dollars, not later than 1:00 p.m., in Same Day Funds immediately available to the Administrative Agent, at the Administrative Agent’s Office and (ii) if such Loan is a Multicurrency Loan denominated in Agreed Currency other than Dollars or subject to any applicable Alternate Currency Addendum, not later than the Applicable Time specified by the Administrative Agent, at the Administrative Agent’s Office for such currency. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the relevant Borrower at the Administrative Agent’s aforesaid address. Notwithstanding the foregoing provisions of this Section 2.11, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan in the same currency, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

2.12 Changes in Interest Rate, Etc.

Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurocurrency Advance into a Floating Rate Advance pursuant to Section 2.10 to (but not including) the date it becomes due or is converted into a Eurocurrency Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurocurrency Rate determined by the Administrative Agent as applicable to such Eurocurrency Advance based upon the applicable Borrower’s selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

2.13 Rates Applicable After Default.

Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of any Default or Unmatured Default, the Required Lenders may, at their option and by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of a Default, the Required Lenders may, at their option and by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum; and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, and (iii) the LC Fee shall be increased by 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Administrative Agent or any Lender.

2.14 Method of Payment.

(a) Each Advance shall be repaid and each payment of interest thereon shall be paid in the currency in which such Advance was made or converted into. All payments of the Obligations hereunder shall be made, without condition or deduction for any counterclaim, defense, recoupment or setoff, in immediately available funds by wire transfer to the Administrative Agent at (except as set forth in the next sentence) the Administrative Agent’s Office specified in writing by the Administrative Agent to the applicable Borrower, by noon (local time) on the date when due and (except for payments on Swingline Loans and Alternate Currency Loans and except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders or except as otherwise specifically required hereunder) shall be applied ratably by the Administrative Agent among the Lenders. All payments to be made by the Borrowers hereunder in any currency other than Dollars shall be made in such currency on the date due in such funds as may then be customary for the settlement of international transactions in such currency for the account of the Administrative Agent, at the Administrative Agent’s Office for such currency not later than the Applicable Time specified by the Administrative Agent, and, except for payments of Alternate Currency Loans, shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at, (i) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender and (ii) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the applicable Borrower, its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender for such currency.

(b) Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Advance was made (the “Original Currency”) no longer exists or the relevant Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrowers hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

2.15 Noteless Agreement; Evidence of Indebtedness.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Agreed Currency and Type thereof and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

(d) Any Lender may request that its Loans be evidenced by a promissory note (a “Note”). In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.1) be represented by one or more Notes (but not more than one Note for each Agreed Currency) payable to the order of the payee named therein or any assignee pursuant to Section 12.1, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

2.16 Telephonic Notices.

The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Agreed Currencies and Types of Advances and to transfer funds based on telephonic notices given to the Administrative Agent by any person or persons listed on Schedule 2.16, as such Schedule may be revised by the Company from time to time in accordance with Section 13.1, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent regarding the telephonic notice shall govern absent manifest error.

2.17 Interest Payment Dates; Interest and Fee Basis.

Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and on the Facility Termination Date. Interest on Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365 or 366-day year, as appropriate. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurocurrency Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurocurrency Advance shall be payable in arrears on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and on the Facility Termination Date, and with respect to any Alternate Currency Loan, the date specified as the date on which interest is payable in the applicable Alternate Currency Addendum. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Facility fees, utilization fees and interest on Eurocurrency Advances and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest on Loans denominated in British Pounds Sterling which shall be calculated for actual days elapsed on the basis of a 365-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.18 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.

Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Administrative Agent shall notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender, the Company and the relevant Borrower of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender and the Company prompt notice of each change in the Base Rate.

2.19 Lending Installations.

Each Lender will book its Loans and its participation in LC Obligations and the LC Issuer may book the Facility LCs at the appropriate Lending Installation listed on Schedule 2.19 or such other Lending Installation designated by such Lender or the LC Issuer in accordance with the final sentence of this Section 2.19. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participation in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by not less than one (1) Business Day’s prior written notice to the Administrative Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.20 Non-Receipt of Funds by the Administrative Agent.

(a) Unless the relevant Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent (or in the case of any Base Rate Advance by 12:00 p.m. on the Business Day of a Borrowing) of (i) in the case of a Lender, the proceeds of a Loan or any payment by such Lender pursuant to Sections 2.1(a)(iv), 2.1(b)(iii) or 2.1(c)(iv), or (ii) in the case of such Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan. With respect to Multicurrency Advances, a payment shall be deemed to have been made by the

Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before that date, taken all relevant steps to make that payment. With respect to the payment of any amount denominated in Euro, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in Euros to the account with the bank in the principal financial center in the Participating Member State which the relevant Borrower or, as the case may be, any Lender shall have specified for such purpose. In this Section 2.20, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of Euros. The failure of any Lender to make the Loan to be made by it as part of any Advance shall not relieve any other Lender of its obligation hereunder to make its Loan on the date of such Advance and any repayment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that failed to make such payment to the Administrative Agent.

(b) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.6(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.6(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.6(c).

2.21 Facility LCs.

2.21.1. Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue commercial and standby letters of credit in Dollars (each, a “Facility LC”) and to extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of a Borrower; provided that (A) immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $150,000,000, (ii) the Aggregate Dollar Outstanding Credit Exposure shall not exceed the Aggregate Dollar Commitment, and (iii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment and (B) the LC Issuer has not received written notice from any Lender, the Administrative Agent or the Company, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Facility LC, that one or more applicable conditions contained in Section 4.2 has not been satisfied. No Facility LC shall have an expiry date later than the earlier of (x) the seventh Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that no Facility LC may expire after the Facility Termination Date of any Lender who did not agree to extend the Facility Termination Date in accordance with Section 2.28 if, after giving effect to such issuance, the aggregate Commitments of the extending Lenders (including any replacement Lenders) for the period following such Facility Termination Date would be less than the available amount of the Facility LCs expiring after such Facility Termination Date. The Existing Facility LCs shall be deemed to be Facility LCs issued and outstanding under this Agreement; provided, however, that such Existing Facility LCs shall be replaced by Facility LCs issued by Bank of America, as the LC Issuer under this Agreement, upon the expiration and/or maturity thereof and shall not be otherwise extended, renewed or modified. The LC Issuer shall not be under any obligation to issue any Letter of Credit if:

(a) Any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing such Letter of Credit or any Law applicable to the LC Issuer or any request or directive (whether or not having the force of Law) from any governmental authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such LC Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the LC Issuer in good faith deems material to it; or

(b) The issuance of the Letter of Credit would violate any Laws or one or more policies of the LC Issuer applicable to letters of credit issued to borrowers generally.

2.21.2. Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.21, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.21.3. Notice. Subject to Section 2.21.1, a Borrower shall give the LC Issuer notice prior to 11:00 a.m. at least three (3) Business Days prior to the proposed date of issuance or Modification of each Facility LC (with a copy to the Administrative Agent), specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender, of the contents thereof (including whether it is a standby or commercial letter of credit) and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that such Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.21.4. LC Fees. The Company or the relevant Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, (i) with respect to each standby Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin in effect from time to time on the daily undrawn stated amount under such standby Facility LC, such fee to be payable in arrears on the next Business Day (or, if Wachovia is the LC Issuer, ten (10) Business Days) following each Payment Date and (ii) with respect to each commercial Facility LC, a one-time letter of credit fee in an amount agreed upon between the LC Issuer and such Borrower at the time of issuance calculated on the initial stated amount (or, with respect to any Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase (such fee described in this sentence, an “LC Fee”). Such Borrower shall also pay to the LC Issuer for its own account (x) a fronting fee (A) in the amount of 0.125% per annum calculated on the stated amount of each standby Facility LC payable in arrears on the next Business Day following each Payment Date, and (B) in an amount to be agreed upon between the LC Issuer and such Borrower with respect to each commercial Facility LC payable on the issuance date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer’s standard schedule for such charges as in effect from time to time.

2.21.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Borrowers and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in compliance with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.21.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.21.6. Reimbursement by Borrowers. The Borrowers shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC issued for any Borrower’s account, without presentment, demand, protest or other formalities of any kind; provided that neither any Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by a Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from a Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.21.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), a Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.21.7. Obligations Absolute. Each Borrower’s obligations under this Section 2.21 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which a Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. Each Borrower further agrees with the LC Issuer and the

Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, any of their Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrowers or of any of their Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Each Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put the LC Issuer or any Lender under any liability to the Borrowers. Nothing in this Section 2.21.7 is intended to limit the right of a Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.21.6.

2.21.8. Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders or all Lenders, as the case may be in accordance with Section 8.2, as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or refusing to take any such action. Notwithstanding any other provision of this Section 2.21, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders or, if required pursuant to Section 8.2, all Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.21.9. Indemnification. Each Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of Law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, the LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request complying with the terms and conditions of such Facility LC. Nothing in this Section 2.21.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

2.21.10. Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.21 or any action taken or omitted by such indemnitees hereunder.

2.21.11. Facility LC Collateral Account. Each Borrower agrees that it will, upon the request of the Administrative Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “Facility LC Collateral Account”) at the Administrative Agent’s Office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of such Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in accordance with the Company’s instructions in certificates of deposit of Bank of America having a maturity not exceeding 30 days. Nothing in this Section 2.21.11 shall either obligate the Administrative Agent to require the Borrowers to deposit any funds in the Facility LC Collateral Account, obligate the Borrowers to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

2.21.12. Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.22 Market Disruption.

Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Advance in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Advance any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders make it impracticable for the Eurocurrency Loans comprising such Advance to be denominated in the Agreed Currency specified by the relevant Borrower, then the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, and such Loans shall not be denominated in such Agreed Currency but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless the relevant Borrower notifies the Administrative Agent at least two (2) Business Days before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice or Conversion/Continuation Notice, as the case may be.

2.23 Judgment Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s Office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrowers in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the Specified Currency, the Borrowers agree, to the fullest extent that they may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the Specified Currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the Specified Currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the relevant Borrower.

2.24 Payment Provisions Relating to the Euro.

(a) Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a Participating Member State shall be paid in the Euro.

(b) If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or fees expressed in this Agreement with respect to such currency shall be inconsistent with any convention or practice in the London Interbank Market or, as the case may be, the Paris Interbank Market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Subsequent Participant becomes a Participating Member State; provided, that if any Loan in the currency of such Subsequent Participant is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

(c) Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and (i) without prejudice to the respective liabilities for indebtedness of the Borrowers to the Lenders and the Lenders to the Borrowers under or pursuant to this Agreement and (ii) without increasing the Multicurrency Commitment of any Lender each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency denomination of a Subsequent Participant to be paid to or by the Administrative Agent shall, immediately upon such Subsequent Participant becoming a Participating Member State, be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify.

2.25 Redenomination and Alternative Currencies.

Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a Subsequent Participant state shall be redenominated into the Euro in accordance with EMU legislation immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation).

2.26 Replacement of Lender.

If any Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurocurrency Advances shall be suspended pursuant to Section 3.3, or if any Lender shall become a Defaulting Lender (any Lender so affected an “Affected Lender”), the Company may elect, if such amounts continue to be charged or such suspension is still effective or such Lender continues to be a Defaulting Lender, to replace such Affected Lender as a Lender party to this Agreement; provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment Agreement and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date pursuant to an Assignment Agreement and to comply with the requirements of Section 12.1 applicable to assignments, and (ii) the Borrowers shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation any payments due to such Affected Lender under Sections 3.1, 3.2, 3.4, 3.5 and 9.6. Nothing herein shall release any Defaulting Lender from any obligation it may have to any Borrower, the Administrative Agent or any other Lender.

2.27 Application of Payments with Respect to Defaulting Lenders.

No payments of principal, interest or fees delivered to the Administrative Agent for the account of any Defaulting Lender shall be delivered by the Administrative Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Administrative Agent, and the Administrative Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

(a) First, if applicable to any payments due to the Swingline Lender under Section 2.1(b)(iii); and

(b) Second, to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of the Commitments and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Administrative Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

2.28 Extension of Termination Date.

(a) Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 60 days and not later than 35 days prior to the first anniversary of the Closing Date and the second anniversary of the Closing Date, (each an “Extension Date”), request that each Lender extend such Lender’s Facility Termination Date for an additional one year from the Facility Termination Date then in effect hereunder (the “Existing Termination Date”); provided that in no event shall the Facility Termination Date for any Lender be extended beyond January 23, 2014.

(b) Lender Elections to Extend. Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date that is ten (10) Business Days after receipt of notice from the Administrative Agent of the Borrower’s request for an extension (the “Notice Date”) advise the Administrative Agent whether or not such Lender agrees to such extension (each such Lender that determines to so extend its Facility Termination Date, being an “Extending Lender” and each Lender that determines not to so extend its Facility Termination Date, being a “Non-Extending Lender”). In the event that a Lender that does not so advise the Administrative Agent on or before the Notice Date such Lender shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c) Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Lender’s determination under this Section no later than the date 15 days prior to the applicable Extension Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d) Additional Commitment Lenders. If (and only if) the Required Lenders have agreed to extend the Facility Termination Date then in effect hereunder, the Company shall have the right within 90 days after notification by the Administrative Agent pursuant to subsection (c) of this Section 2.28 to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement, one or more Eligible Assignees (each, an “Additional Commitment Lender”) in accordance with the provisions contained in Section 2.26, each of which Additional Commitment Lenders shall have entered into an Assignment Agreement pursuant to which such Additional Commitment Lender shall, effective as of the date of the Assignment Agreement, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e) Minimum Extension Requirement. If (and only if) the Required Lenders have agreed so to extend the Facility Termination Date then in effect hereunder as described in this Section 2.28, then, effective as of such Extension Date, the Facility Termination Date of each Extending Lender and each Additional Commitment Lender shall be extended to the date falling one year after the Existing Termination Date (except that, if such date is not a Business Day, such date shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement; provided, however, that there shall be no change in the Facility Termination Date of any Non-Extending Lender that has not been replaced by an Additional Commitment Lender (each a “Non-Replaced Lender”).

(f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Facility Termination Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i) no Default or Unmatured Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(ii) the representations and warranties contained in Article V or any other Loan Document are true and correct on and as of the date of such extension and after giving effect thereto, as though made on and as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date;

(iii) since the date of the financial statements most recently available under Section 6.1(a) or the date of the most recent 8-K report filed by the Company with the Securities and Exchange Commission, no event, circumstance or development shall have occurred that constitutes, has had or could reasonably be expected to constitute or to have a Material Adverse Effect; and

(iv) on the Facility Termination Date of each Non-Replaced Lender, the Borrowers shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.4) to the extent necessary to repay, nonratably, the Loans of such Non-Replaced Lenders and the Commitment of such Non-Replaced Lenders shall be terminated. The Commitment Percentages of the remaining Lenders shall be revised as of such date.

(g) Conflicting Provisions. This Section shall supersede any provisions in Section 8.2 or 11.2 to the contrary.

ARTICLE III.

YIELD PROTECTION; TAXES

3.1 Yield Protection.

(a) If, on or after the date of this Agreement, the adoption of any Law or any governmental or quasi-governmental policy or directive (whether or not having the force of Law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of Law) of any such authority, central bank or comparable agency (any such event, a “Change in Law”):

(i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurocurrency Loans, Facility LCs or participations therein, or

(ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances), or

(iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of maintaining its Commitment or making, funding or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro), or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to its Commitment or the amount of Eurocurrency Loans, Facility LCs or participations therein held or interest or LC fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurocurrency Loans (including, without limitation, any conversion of any Loan denominated in an Agreed Currency other than Euro into a Loan denominated in Euro) or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurocurrency Loan, or Commitment, Facility LCs or participations therein, then, within 30 days of demand by such Lender or the LC Issuer, as the case may be, the relevant Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer for such increased cost or reduction in amount received.

(b) Non-U.S. Reserve Costs or Fees With Respect to Loans to Non-U.S. Borrowers. If any Law or any governmental or quasi-governmental policy or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of Law) imposes or deems applicable any reserve requirement against or fee with respect to assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer of making or maintaining its Eurocurrency Loans or of issuing or participating in Facility LCs to any Borrower that is not incorporated under the Laws of the United States of America or a state thereof (each a “Non-U.S. Borrower”) or its Commitment to any Non-U.S. Borrower or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer in connection with such Eurocurrency Loans, Facility LCs or participations therein to any Non-U.S. Borrower or its Commitment to any Non-U.S. Borrower, then, within 30 days of demand by such Lender or the LC Issuer, such Non-U.S. Borrower shall pay such Lender or the LC Issuer such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received; provided that such Non-U.S. Borrower shall not be required to compensate any Lender or the LC Issuer for such non-U.S. reserve costs or fees to the extent that an amount equal to such reserve costs or fees is received by such Lender or LC Issuer as a result of the calculation of the interest rate applicable to Eurocurrency Advances pursuant to clause (i)(b) of the definition of Eurocurrency Rate.

3.2 Changes in Capital Adequacy Regulations.

If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any entity controlling such Lender or the LC Issuer is increased as a result of a Change (as defined below), then, within 15 days of demand by such Lender or the LC Issuer, the Company shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this

Agreement, its Aggregate Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or the LC Issuer’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any other Change in Law which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any entity controlling any Lender or the LC Issuer. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basel Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3 Availability of Types of Advances.

If any Lender determines that maintenance of its Eurocurrency Loans at a suitable Lending Installation would violate any applicable Law or directive, whether or not having the force of Law, or if the Required Lenders determine that (i) deposits of a type, currency and maturity appropriate to match fund Eurocurrency Advances are not available or (ii) the interest rate applicable to Eurocurrency Advances does not accurately reflect the cost of making or maintaining Eurocurrency Advances, then the Administrative Agent shall suspend the availability of Eurocurrency Advances and require any affected Eurocurrency Advances to be repaid or converted to Floating Rate Advances at the end of the then current Interest Period for the affected Eurocurrency Advance.

3.4 Funding Indemnification.

If any payment of a Eurocurrency Advance occurs, whether made by a Borrower or by a Lender or other assignee in connection with an assignment pursuant to Section 2.26, on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment, automatic conversion or otherwise, or a Eurocurrency Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurocurrency Advance.

3.5 Taxes.

(a) All payments by the Borrowers to or for the account of any Lender, the LC Issuer or the Administrative Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable Law and (iv) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(b) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application (“Other Taxes”).

(c) The Borrowers hereby agree to indemnify the Administrative Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(d) Each Lender that is not incorporated under the Laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, on or prior to the Closing Date, (i) deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement from the Company and any other Borrower that is not a Non-U.S. Borrower without deduction or withholding of any United States federal income taxes, or (ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Administrative Agent that it is not capable of receiving payments from the Company and any other Borrower other than a Non-U.S. Borrower without any deduction or withholding of United States federal income tax.

(e) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in Law, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d) above, the Company shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the Law of any relevant jurisdiction shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate. Each Multicurrency Lender which is neither a resident of the United Kingdom nor a bank carrying on a bona fide banking business in the United Kingdom agrees to furnish, on or before the date such Lender makes a Loan to a Borrower in the United Kingdom or denominated in British Pounds Sterling, to the

Administrative Agent, the Company and any relevant Subsidiary Borrower evidence satisfactory to the Administrative Agent and the Company that such Lender has filed with the United Kingdom Inland Revenue a “Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom” or other appropriate form or forms of exemption from withholding tax and received from the Inland Revenue authority that payments to such Lender by the relevant Borrower hereunder may be made gross; provided that such Lender’s failure to furnish such evidence shall not relieve the Company or any Subsidiary Borrower of any of their respective obligations under this Agreement, except as otherwise provided in this Section 3.5.

(g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

3.6 Lender Statements; Survival of Indemnity.

To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

3.7 Limitation/Delay in Requests.

Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation; provided that a Borrower shall not be required to compensate a Lender or the LC Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the LC Issuer, as the case may be, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

ARTICLE IV.

CONDITIONS PRECEDENT

4.1 Initial Credit Extension.

The Lenders shall not be required to make the initial Credit Extension hereunder unless the Borrowers have satisfied the following conditions:

(a) Each Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

(i) Copies of the articles or certificate of incorporation of such Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

(ii) Copies, certified by the Secretary or Assistant Secretary of such Borrower, of its by-laws or code of regulations and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower is a party.

(iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

(iv) A certificate, signed by the Chief Financial Officer or Treasurer of such Borrower, stating that on the Closing Date no Default or Unmatured Default has occurred and is continuing.

(v) Written opinions of Borrowers’ legal counsel, addressed to the Administrative Agent and the Lenders in substantially the form of Exhibit A.

(vi) Any Notes requested by a Lender pursuant to Section 2.15 payable to the order of each such requesting Lender.

(vii) Written money transfer instructions (if any), in substantially the form of Exhibit D for the purpose of telephonic notices pursuant to Section 2.16, addressed to the Administrative Agent and signed by an Authorized Officer, or such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

(viii) The Guaranty, duly executed by the Company.

(ix) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

(x) Such other documents as any Lender or its counsel may have reasonably requested.

(b) Evidence satisfactory to the Administrative Agent that, concurrently with the Closing Date, the Existing Credit Agreement has been amended and restated in its entirety, and the existing facility thereunder shall have been replaced with the Commitments under this Agreement; and any Existing Facility LCs shall be deemed to have been issued and outstanding under this Agreement and from and after the Closing Date shall be subject to and governed by the terms and conditions of this Agreement, including the terms of Section 2.21.1.

(c) Payment of the fees described in the Fee Letter.

4.2 Each Credit Extension.

The Lenders shall not be required to make, continue or convert any Credit Extension, and the Swingline Lender shall not be required to make any Swingline Loan or to increase Commitments pursuant to Section 2.2, unless on the applicable Credit Extension Date or date of conversion or continuation or the applicable date of any increase in the Commitments, the following conditions precedent have been satisfied:

(a) There exists no Default or Unmatured Default, nor would a Default or Unmatured Default result from such Credit Extension or increase in Commitments hereunder.

(b) The representations and warranties contained in Article V or any other Loan Document (other than Sections 5.5, 5.7 and 5.15) are true and correct in all material respects as of such Credit Extension Date and as of any date Commitments are increased hereunder except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(c) Each Borrowing Notice, each Conversion/Continuation Notice or request for the issuance of a Facility LC with respect to each such Credit Extension or request for any increase in Commitments shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

The Company and each of the Borrowers represents and warrants to the Lenders that:

5.1 Existence and Standing.

Each of the Company, the Subsidiary Borrowers and the Significant Subsidiaries is a corporation, partnership (in the case of Subsidiary Borrowers or Significant Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.2 Authorization and Validity.

Each Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other proceedings, and the Loan Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally.

5.3 No Conflict; Government Consent; Other Consents.

Neither the execution and delivery by the Borrowers of the Loan Documents to which they are a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any Law, order, writ, judgment, injunction, decree or award binding on any Borrower or (ii) any Borrower’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, code or regulations, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or material agreement to which any Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of any Borrower pursuant to the terms of any such indenture, instrument or material agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof or any other Person, which has not been obtained by a Borrower, is required to be obtained by any Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by such Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4 Financial Statements.

The following consolidated financial statements heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations in all material respects of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended (except for the Company’s determination to restate such financial statements: (i) to classify the Pharmaceutical Technologies and Services segment as discontinued operations, (ii) to reallocate to the remaining segments a portion of the corporate costs previously allocated to the Pharmaceutical Technologies and Services segment, and (iii) with respect to the June 30, 2006 audited consolidated financial statement of the Company and its Subsidiaries to reflect the Company’s new segment presentation), subject, in the case of such interim statements, to routine year-end audit adjustments:

(a) June 30, 2006 audited consolidated financial statements of the Company and its Subsidiaries; and

(b) September 30, 2006 unaudited interim consolidated financial statements of the Company and its Subsidiaries.

5.5 Material Adverse Change.

Since the date of the most recent 10-Q or 8-K report filed by the Company with the Securities and Exchange Commission, there has been no change in the condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

5.6 Taxes.

The Company, the Subsidiary Borrowers and the Significant Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company, the Subsidiary Borrowers or the Significant Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, the Subsidiary Borrowers and the Significant Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7 Litigation and Contingent Obligations.

Except as disclosed as material in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2006 and Form 10-Q for fiscal quarter ended September 30, 2006, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers or of any treasury or finance department employee of the Company serving as the Company’s primary representative relating to the transactions contemplated by this Agreement, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. As of the date of this Agreement, other than any liability incident to any litigation, arbitration, investigation or proceeding which (i) could not reasonably be expected to have a Material Adverse Effect or (ii) has been disclosed in accordance with the foregoing sentence of this Section 5.7, the Company has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8 Significant Subsidiaries; Subsidiary Borrowers.

(a) Schedule 5.8 contains an accurate list of all Subsidiaries of the Company (other than immaterial or inactive Subsidiaries) and each Subsidiary Borrower as of September 30, 2006, setting forth their respective jurisdictions of organization, the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries, the true and correct U.S. taxpayer identification number of the Company and each Subsidiary Borrower which is a Subsidiary organized under the Laws of any political subdivision of the U.S. and the true and correct unique identification number of each Subsidiary Borrower that is a Foreign Subsidiary Borrower. All of the issued and outstanding shares of capital stock or other ownership interests of such Significant Subsidiaries and Subsidiary Borrowers have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable, except to the extent that the lack of such status could not reasonably be expected to have a Material Adverse Effect. The Company may amend Schedule 5.8 from time to time by delivering to the Administrative Agent an updated list of Subsidiaries, and the Company may designate any Subsidiary thereon which is directly or indirectly 80% or more owned by the Company as a Subsidiary Borrower hereunder so long as (a) the Company provides the Administrative Agent and the Lenders ten (10) days’ prior notice of such designation, (b) the Company guarantees the obligations of such new Subsidiary Borrower pursuant to the terms of the Guaranty, (c) such new Subsidiary Borrower delivers all corporate or organizational documents and authorizing resolutions and legal opinions reasonably requested by the Administrative Agent together with such documentation as may be reasonably requested by the Administrative Agent and the Lenders in connection with “know your customer” and similar compliance requirements, (d) such new Subsidiary Borrower agrees to the terms and conditions of this Agreement and the Borrowers and the new Subsidiary Borrower execute all agreements and take such other action reasonably requested by Administrative Agent and (e) all applicable Lenders are able (i) under their respective internal policies and guidelines with respect to (A) lending to borrowers located in certain foreign jurisdictions and (B) lending in certain foreign currencies and (ii) under all constitutions, Laws, orders of courts or governmental authorities, to lend to such new Subsidiary Borrower. Schedule 5.8 may be amended to remove any Subsidiary as a Subsidiary Borrower upon (i) written notice by the Company to the Administrative Agent to such effect and (ii) repayment in full of all outstanding Loans of such Subsidiary Borrower, including, without limitation, any payments due to the Lenders under Sections 3.1, 3.2, 3.4, 3.5 and 9.6. Nothing in this Section 5.8 is intended to limit the ability of a Subsidiary Borrower to merge into another Subsidiary Borrower.

(b) Each of the Company and each Subsidiary Borrower organized under the Laws of a jurisdiction other than the United States, a State thereof or the District of Columbia (“Foreign Subsidiary Borrower”) represents and warrants to the Administrative Agent and the Lenders that:

(A) Such Foreign Subsidiary Borrower is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Subsidiary Borrower, the “Applicable Foreign Subsidiary Borrower Documents”), and the execution, delivery and performance by such Foreign Subsidiary Borrower of the Applicable Foreign Subsidiary Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its Property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under the Applicable Foreign Subsidiary Borrower Documents.

(B) The Applicable Foreign Subsidiary Borrower Documents are in proper legal form under the Law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement thereof against such Foreign Subsidiary Borrower under the Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Subsidiary Borrower Documents that the Applicable Foreign Subsidiary Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Subsidiary Borrower Documents or any other document, except for (x) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Subsidiary Borrower Document or any other document is sought to be enforced and (y) any charge or tax as has been timely paid.

(C) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any governmental authority in or of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Subsidiary Borrower Documents or (ii) on any payment to be made by such Foreign Subsidiary Borrower pursuant to the Applicable Foreign Subsidiary Borrower Documents, except as has been disclosed to the Administrative Agent.

(D) The execution, delivery and performance of the Applicable Foreign Subsidiary Borrower Documents executed by such Foreign Subsidiary Borrower are not, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, subject to any notification or authorization except (x) such as have been made or obtained or (y) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (y) shall be made or obtained as soon as is reasonably practicable).

5.9 ERISA.

The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $100,000,000. Each Single Employer Plan complies in all material respects with all applicable requirements of Law where the failure to so comply could reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan where such occurrence could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiary Borrowers or the Significant Subsidiaries have withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Single Employer Plan where in either instance a liability in excess of $100,000,000 could reasonably be expected to result.

5.10 Accuracy of Information.

No information, exhibit or report furnished by the Company or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date thereof; provided, however, that to the extent any such information, exhibits or reports include or incorporate by reference any forward-looking statement (each, a “Forward-Looking Statement”) which reflects the Company’s current view (as of the date such Forward-Looking Statement is made) with respect to future events, prospects, projections or financial performance, such Forward-Looking Statement is subject to uncertainties and other factors which could cause actual results to differ materially from such Forward-Looking Statement.

5.11 Regulation U.

Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

5.12 Maintenance of Property.

The Company and the Subsidiary Borrowers and the Significant Subsidiaries maintain all Property and keep such Property in good repair, working order and condition in accordance with customary and prudent business practices for similar businesses, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.13 Insurance.

The Company, each Subsidiary Borrower and each Significant Subsidiary, maintains as part of a self-insurance program or with financially sound and reputable insurance companies insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice.

5.14 Plan Assets; Prohibited Transactions.

The Company is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.15 Environmental Matters.

In the ordinary course of its business, the Company considers the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which it identifies and evaluates potential risks and liabilities accruing to the Company due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.16 Investment Company Act.

Neither the Company nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.17 Default.

There exists no Default or Unmatured Default under Article VII of this Agreement.

5.18 Compliance with Laws.

The Company, each Subsidiary Borrower and each Significant Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law, order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VI.

COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting.

The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

(a) Within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in Agreement Accounting Principles and required or approved by the Company’s independent certified public accountants) audit report certified by independent certified public accountants reasonably acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, and a statement of cash flows.

(b) Within 60 days after the close of each of the first three quarterly periods of each fiscal year (beginning with the quarter ending December 31, 2006), for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss statements and a consolidated unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, Controller, or Treasurer.

(c) Together with the financial statements required under Sections 6.1(a) and (b), a compliance certificate in substantially the form of Exhibit B signed by its Chief Financial Officer, Controller, or Treasurer and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(d) Documents required to be delivered pursuant to Sections 6.1(a) and (b) to the extent any such documents are included in materials filed with the Securities and Exchange Commission on the EDGAR filing system, shall be deemed to have been delivered on the date on which the Company posts such documents on EDGAR. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.1(c) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and each Lender shall be solely responsible for obtaining its own copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or Banc of America Securities, as a Lead Arranger, will make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public

Lender”). Each Borrower hereby agrees that (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, Banc of America Securities, as a Lead Arranger, the LC Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.11); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and Banc of America Securities, as a Lead Arranger, shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

(e) As soon as possible and in any event within ten (10) Business Days after the Company knows that any Reportable Event has occurred with respect to any Plan which could reasonably be expected to have a Material Adverse Effect, a statement, signed by the Chief Financial Officer, Controller, or Treasurer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

(f) As soon as possible and in any event within ten (10) Business Days after receipt by the Company, a copy of (i) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any environmental, health or safety Law by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect and (iii) any notice of any material governmental proceeding or material litigation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(g) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

6.2 Use of Proceeds; Margin Stock.

The Company will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions: (i) to refinance any amounts outstanding under the Existing Credit Agreement (including any Existing Letters of Credit which shall be deemed to be Facility LCs issued and outstanding under this Agreement in accordance with the provisions in Section 2.21.1); (ii) for working capital (including the issuance of Facility LCs), (iii) for capital expenditures, (iv) to finance acquisitions and share repurchases and (v) for other lawful corporate purposes. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of any Credit Extension to purchase or carry any “margin stock” (as defined in Regulation U).

6.3 Notice of Default.

Promptly upon knowledge thereof by any officer of the Company, any Subsidiary Borrower or any Significant Subsidiary or by any treasury or finance department employee of the Company serving as the primary representative relating to the transactions contemplated by this Agreement, the Company will, and will cause each such Person to, give notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default for prompt delivery to the Lenders.

6.4 Conduct of Business; Maintenance of Property.

The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted or fields related thereto, unless the failure to do so could not reasonably be expected to cause a Material Adverse Effect (except that the Company, the Subsidiary Borrowers and the Significant Subsidiaries shall have no duty to renew or extend contracts which expire by their terms), and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, maintain, preserve and protect all Property and keep such Property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.5 Taxes.

The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by Law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles, and (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.6 Insurance.

The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, maintain as part of a self-insurance program or with financially sound and reputable insurance companies insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice.

6.7 Compliance with Laws.

The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, comply with all Laws, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, ERISA and all Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.8 Inspection.

The Company will, and will cause each Subsidiary Borrower and each Significant Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company, each Subsidiary Borrower and each Significant Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary Borrower and each Significant Subsidiary, and to discuss the affairs, finances and accounts of the Company, each Subsidiary Borrower and each Significant Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the Administrative Agent or any Lender may designate; provided that neither the Company nor any Subsidiary Borrower or Significant Subsidiary shall be responsible for the costs and expenses incurred by the Administrative Agent, any Lender, or their representatives in connection with such inspection prior to the occurrence and continuation of a Default. Notwithstanding the foregoing, the Company will not be required to disclose privileged documents nor to violate a confidentiality obligation binding upon the Company.

6.9 Liens.

The Company will not, nor will it permit any Subsidiary Borrower or Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any Subsidiary Borrower or Significant Subsidiary, except:

(a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(b) Liens imposed by Law, such as landlords’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

(c) Liens arising out of pledges or deposits under worker’s compensation Laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation (other than Liens in favor of the PBGC).

(d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

(e) Liens existing on the date hereof.

(f) Liens on any assets which exist at the time of acquisition of such assets by the Company or any of its Subsidiaries, or purchase money liens, purchase money security interests or other liens to secure the payment of all of any part of the purchase price of such assets upon the acquisition of such assets by the Company or any of its Subsidiaries or to secure any Indebtedness incurred or guaranteed by the Company or any of its Subsidiaries prior to, at the time, of or within 360 days after, such acquisition (or, in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later), which Indebtedness is incurred or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon, provided, however, that in the case of any such acquisition, construction or improvement, the Lien shall not apply to such assets theretofore owned by the Company or any of its Subsidiaries other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located; provided further, however, that the aggregate outstanding principal amount of Indebtedness secured by Liens permitted by this Section 6.9(f) shall not at any time exceed 10% of Net Worth.

(g) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction), of the assets subject to such liens (including without limitation liens incurred in connection with pollution control, industrial revenue or similar financings).

(h) Liens on accounts receivable arising solely in connection with the sale or transfer of such accounts receivable pursuant to a receivables purchase agreement in the ordinary course of the Company’s business.

(i) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured prior to such extension, renewal or replacement and that such extension, renewal or replacement Lien shall be limited to all or a part of the assets which secured the Lien so extended, renewed or replaced (plus improvements and construction on such real property).

(j) So long as no Default under Section 7.9 would occur in connection therewith, Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any of its Subsidiaries with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceeding for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 15 days of the date of judgment; or Liens incurred by the Company or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party.

(k) Liens securing Indebtedness described in Sections 6.10(d) and (e).

(l) Liens securing Indebtedness and not otherwise permitted by the foregoing provisions of this Section 6.9; provided that the aggregate outstanding principal amount of the Indebtedness secured by all such Liens shall not at any time exceed 20% of Net Worth.

6.10 Subsidiary Indebtedness.

The Company will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

(a) the Loans and the Reimbursement Obligations.

(b) Indebtedness outstanding on the date of this Agreement or incurred pursuant to commitments in existence on the date of this Agreement.

(c) Indebtedness of any Subsidiary to the Company or any other Subsidiary.

(d) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness existed at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary.

(e) any refunding or refinancing of any Indebtedness referred to in clauses (a) through (d) above; provided that any such refunding or refinancing of Indebtedness referred to in clause (b), (c) or (d) does not increase the principal amount thereof.

(f) Indebtedness arising from (i) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business.

(g) Indebtedness arising from guarantees of loans and advances by third parties to employees and officers of a Subsidiary in the ordinary course of business for bona fide business purposes, provided that the aggregate outstanding principal amount of such Indebtedness does not at any time exceed $100,000,000.

(h) Indebtedness of a Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations or from guarantees, Letters of Credit, surety bonds or performance bonds securing any obligations of the Company or any of its Subsidiaries incurred or assumed in connection with the disposition of any business, property or Subsidiary.

(i) Indebtedness arising from Rate Hedging Obligations.

(j) Contingent Obligations (to the extent permitted by Section 6.11 and without duplication).

(k) Indebtedness outstanding under investment grade commercial paper programs.

(l) other Indebtedness; provided that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, the aggregate amount of all such other Indebtedness of the Subsidiaries does not exceed an amount equal to 20% of Net Worth at such time.

6.11 Contingent Obligations.

The Company will not permit any Subsidiary to make or suffer to exist any Contingent Obligation, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations with respect to any Subsidiary Borrower, (iii) Contingent Obligations of special-purpose finance Subsidiaries, provided that no Person has recourse against the Company, any Subsidiary Borrower or any Significant Subsidiary for such Contingent Obligations, (iv) Contingent Obligations arising from the sale by Cardinal Health 301, LLC of lease receivables, leases or equipment, provided that the aggregate amount of such Contingent Obligations do not at any time exceed 10% of Net Worth, (v) Contingent Obligations arising out of operating or synthetic leases entered into by Subsidiaries of the Company, provided that the aggregate amount of such Contingent Obligations does not at any time exceed 10% of Net Worth, and (vi) Contingent Obligations in addition to, and including additional amounts of, those described in (i) and (v) above, provided that the aggregate amount of such additional Contingent Obligations (without duplication) do not at any time exceed 25% of Net Worth.

6.12 Minimum Net Worth.

The Company shall not permit its Net Worth as of the end of any fiscal quarter of the Company to be less than $5,000,000,000.

ARTICLE VII.

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1 Any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2 Nonpayment of principal of any Loan within one (1) Business Day after the same becomes due, nonpayment of any Reimbursement Obligation within one (1) Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any facility fee, LC Fee or other Obligations under any of the Loan Documents within five (5) days after the same becomes due.

7.3 The breach by the Company of Section 6.3 or 6.12.

7.4 The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender.

7.5 The Company, any Subsidiary Borrower or any Significant Subsidiary (a) shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness having an aggregate principal amount (excluding undrawn committed amounts, but including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $100 million or (b) shall fail to observe or perform any other agreement or condition relating to Indebtedness having an aggregate principal amount (excluding undrawn committed amounts, but including amounts owing to all creditors under any combined syndicated credit arrangement) of more than $100 million or contained in any instrument or other agreement evidencing, securing or relating thereto, the effect of which default is to cause such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), prior to its stated maturity.

7.6 The Company, any Subsidiary Borrower or any Significant Subsidiary shall (i) have an order for relief entered with respect to it under the Federal bankruptcy Laws (or any similar Laws in foreign jurisdictions) as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy Laws (or any similar Laws in foreign jurisdictions) as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7 Without the application, approval or consent of the Company, any Subsidiary Borrower or any Significant Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company, any Subsidiary Borrower or any Significant Subsidiary or any Substantial Portion, or a proceeding described in Section 7.6(iv) shall be instituted against the Company, any Subsidiary Borrower or any Significant Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Company and its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

7.9 The Company, any Subsidiary Borrower or any Significant Subsidiary shall fail within 60 days to pay, bond or otherwise discharge one or more judgments or orders for the payment of money (not covered by insurance) in an aggregate amount (as to all judgments and orders) of $100 million (or the equivalent thereof in currencies other than U.S. Dollars) in which case, is/are not stayed, on appeal or otherwise being appropriately contested in good faith.

7.10 Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100 million which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $100 million (a “Material Plan”) shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under which it is likely to prevail under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of $100 million.

7.11 Any Change in Control shall occur.

7.12 Any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document, or the Company shall fail to comply with any of the terms or provisions of any Loan Document (other than this Agreement, the breach of which is specifically subject to Sections 7.1, 7.2, 7.3 and 7.4), or the Company shall deny that it has any further liability under any Loan Document, or shall give notice to such effect.

ARTICLE VIII.

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration; Facility LC Collateral Account.

(a) If any Default described in Section 7.6 or 7.7 occurs with respect to the Company, any Subsidiary Borrower or any Significant Subsidiary, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations (other than Rate Hedging Obligations) shall immediately become due and payable without any election or action on the part of the Administrative Agent, the LC Issuer or any Lender and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(b) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(c) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, subject to the reimbursement rights of the LC Issuer pursuant to Section 2.21.5, apply such funds to satisfy drawings under Letters of Credit as they occur and LC Obligations, and if any amount remains on deposit in the Facility LC Collateral Account after all such Letters of Credit have been fully drawn or expired, such remaining amount shall be applied to the payment of the other Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders or the LC Issuer under the Loan Documents.

(d) At any time while any Default is continuing, neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be promptly returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

(e) If, within 60 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.

8.2 Amendments.

Subject to the provisions of this Article VIII, the Required Lenders and the Borrowers may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the

Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental written agreement shall, without the consent of all of the Lenders:

(a) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, any Reimbursement Obligation or any accrued interest or accrued fees, or reduce the rate or extend the time of payment of interest or fees thereon or any Reimbursement Obligation related thereto.

(b) Change the definition of Required Lenders or Requisite Lenders or any provision that requires the unanimous consent or pro rata treatment of Lenders.

(c) Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.8, or increase the amount of the Aggregate Commitment (other than as contemplated pursuant to Section 2.2) or of the Commitment of any Lender hereunder (other than as contemplated pursuant to Section 2.2) or the commitment to issue Facility LCs, or permit any Borrower to assign its rights under this Agreement.

(d) Amend this Section 8.2.

(e) Release the Company as guarantor of any Advance.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent, and no amendment of any provisions relating to the LC Issuer shall be effective without the written consent of the LC Issuer, and no amendment of any provision of this Agreement relating to the Swingline Loans shall be effective without the written consent of the Swingline Lender. The Administrative Agent may waive payment of the fee required under Section 12.1(b)(iv) without obtaining the consent of any other party to this Agreement. The Fee Letter may be amended, and rights and privileges thereunder waived, in a writing executed only by the parties thereto.

(f) Notwithstanding the foregoing, if any Lender declines to consent to a proposed amendment, modification or waiver of the provisions of any Loan Document that requires the consent of 100% of the Lenders which amendment, modification or waiver is approved by the Requisite Lenders, the Company has the right to replace such non-consenting Lender or Lenders in accordance with the provisions set forth in Section 2.26. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that such Lender’s Commitment or Facility Termination Date may not be increased or extended without the consent of such Lender.

8.3 Preservation of Rights

No delay or omission of the Lenders, the LC Issuer or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of a Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders and/or other Persons required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by Law afforded shall be cumulative and all shall be available to the Administrative Agent, the LC Issuer and the Lenders until the later of (a) the Facility Termination Date and (b) the date on which the Obligations have been paid in full.

ARTICLE IX.

GENERAL PROVISIONS

9.1 Survival of Representations.

All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2 Governmental Regulation.

Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable Law.

9.3 Headings.

Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4 Entire Agreement.

The Loan Documents embody the entire agreement and understanding among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof.

9.5 Several Obligations; Benefits of this Agreement.

The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns, provided, however, that the parties hereto expressly agree that each of the Lead Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.2 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers be jointly and severally liable to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution and delivery of the commitment letter, term sheet and Fee Letter relating to this Agreement, the syndication of the credit facility provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the LC Issuer in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the LC Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the LC Issuer), in connection with the enforcement or protection of its rights (A) in connection with the commitment letter, term sheet and Fee Letter relating to this Agreement, this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letter of Credit. For purposes of clarification, the limitations on the use of legal counsel, at the Borrowers’ expense, set forth in the final sentence of Section 9.6(b) apply to the provisions set forth in this Section 9.6(a).

(b) Indemnification by the Borrowers. The Borrowers shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the LC Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, any violations of Environmental Laws or civil penalties or fines assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)) (including the fees, charges and disbursement of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of the commitment letter, term sheet and Fee Letter relating to this Agreement, and the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of hazardous substances on or from any property owned or operated by any Company or any of its Subsidiaries, or any environmental liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any Borrower, and regardless of whether an Indemnitee is a party thereof; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or any such Borrower has obtained a final judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding any other provision in this Section, the Company and the Borrowers shall not be responsible for the fees and expenses of more than one separate firm of attorneys for related claims of the Indemnitees in each applicable jurisdiction arising out of the same set of allegations or circumstances (in addition to one separate firm of local attorneys in each jurisdiction and reasonably necessary specialty counsel (such as tax and regulatory)); provided, however the Indemnitees shall have the right to employ separate counsel and the Borrowers shall jointly and severally bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of such counsel chosen by the other Indemnitees to represent the Indemnitees would present such counsel with a conflict; (ii) such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the other Indemnitees; (iii) such Indemnitee shall have reasonably concluded that it otherwise has divergent interests from the other Indemnitees; or (iv) the Company shall authorize in writing such Indemnified Party to employ separate counsel at the Borrowers’ expense.

(c) Reimbursement by Lenders. To the extent that the Company and the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the LC Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Issuer or such Related Party, as the case may be, such Lender’s share of such unpaid amount in proportion to their respective Commitments (or, if the Commitments have been terminated in proportion to their Commitments immediately prior to such termination (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense of indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the LC Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or LC Issuer in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Company nor any Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, the Company or any Borrower, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the commitment letter, term sheet or Fee Letter relating to this Agreement, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with the commitment letter, the term sheet and the Fee Letter relating to this Agreement, this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than thirty (30) days after demand therefor.

(f) Survival. The agreements in this Section 9.6 shall survive the resignation of the Administrative Agent, LC Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.

9.7 Numbers of Documents.

All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8 Accounting.

Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company’s audited financial statements.

9.9 Severability of Provisions.

Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Company and each Borrower acknowledges and agrees and acknowledges its Affiliates’ understanding that: (i) the credit facility provided for hereunder and any related arranging or other services in connection herewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Company and each Borrower and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, and the Company and each Borrower are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, and each Lead Arranger, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any of the Company or any Borrower or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any other Lead Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lead Arranger has advised or is currently advising any of the Company or any Borrower or their respective Affiliates on other matters) and neither the Administrative Agent nor any Lead Arranger has any obligations to the Company or Borrower or their respective Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interest that differ from those of the Company or any Borrower and their respective Affiliates and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Lead Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Company and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Company and each Borrower hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

9.11 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and the LC Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the LC Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the LC Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided that in the case of written information received from the Company or any Subsidiary after the date hereof, such written information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the LC Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law.

9.12 USA Patriot Act.

The Administrative Agent for itself and not on behalf of any Lender and each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Company and each Borrower and other information that will allow such Lender to identify the Company and such Borrower in accordance with the Act.

ARTICLE X.

THE AGENT

10.1 Appointment and Authority.

Each of the Lenders and the LC Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuer, and neither the Company nor any Borrower have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Unmatured Default or Default unless and until notice describing such Unmatured Default or Default is given to the Administrative Agent by the Company, a Lender or the LC Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Unmatured Default or Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the LC Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right (with the consent of the Company unless a Default has occurred (any such consent of the Company not to be unreasonably withheld or delayed)) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the LC Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the LC Issuer directly, until such time as the Required Lenders and the Company (if applicable) appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.6 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as LC Issuer and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer and Swingline Lender, (b) the retiring LC Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Letters of Credit.

10.7 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the LC Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Book Managers, Lead Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers,

duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the LC Issuer hereunder.

10.9 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Federal bankruptcy Laws (or any similar Laws in foreign jurisdictions) or other judicial proceeding relative to the Company or any Borrower, the Administrative Agent (irrespective of whether the principal of any Loans or LC Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise, as follows:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders, the LC Issuer and the Administrative Agent under this Agreement) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.6 and 9.6.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or LC Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or LC Issuer in any such proceeding.

ARTICLE XI.

SETOFF; RATABLE PAYMENTS

11.1 Right of Setoff.

If a Default shall have occurred and be continuing, each Lender, the LC Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the LC Issuer or any such Affiliate to or for the credit or the account of the Company or any Borrower against any and all of the obligations of the Company or any Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the LC

Issuer, irrespective of whether or not such Lender or the LC Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or any Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the LC Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the LC Issuer or their respective Affiliates may have. Each Lender and the LC Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.2 Ratable Payments.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 2.28, 3.1, 3.2, 3.4 or 3.5 hereof or payments of Alternate Currency Loans) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans, subparticipations in the LC Obligations and Swingline Loans of other Lenders and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

(a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(b) the provisions of this Section shall not be construed to apply to (i) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in LC Obligations or Swingline Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Borrower in the amount of such participation.

ARTICLE XII.

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b) participations in LC Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of the Swingline Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender or Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the LC Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire in a form provided by the Administrative Agent.

(v) No Assignment to Company. No such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 and 9.6 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the LC Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.2 that affects such Participant. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 and 9.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender, provided such Participant agrees to be subject to Section 11.2 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 3.5 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.5(d) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

ARTICLE XIII.

NOTICES

13.1 Notices.

Except as otherwise permitted by Section 2.16 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrowers or the Administrative Agent, at its address or facsimile number set forth on Schedule 13.1, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

13.2 Change of Address.

The Borrowers, the Administrative Agent and any Lender may each change the address for service of notice upon it by five (5) days’ prior written notice to the other parties hereto.

13.3 The Platform.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED FOR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE EFFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its related parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the LC Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.

ARTICLE XIV.

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Administrative Agent, the LC Issuer and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV.

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1 CHOICE OF LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ANY OTHER CONFLICTS OF LAW PRINCIPLES THEREOF.

15.2 CONSENT TO JURISDICTION.

EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR

PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK.

15.3 WAIVER OF JURY TRIAL.

THE BORROWERS, THE ADMINISTRATIVE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

IN WITNESS WHEREOF, the Borrowers, the Lenders, the LC Issuer and the Administrative Agent have executed this Agreement as of the date first above written.

CARDINAL HEALTH, INC.

By:	/s/ Jeffrey W. Henderson
Name:	Jeffrey W. Henderson
Title:	Chief Financial Officer

By:	/s/ Linda S. Harty
Name:	Linda S. Harty
Title:	Executive Vice President and Treasurer

Signature Page

Five-Year Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anglela Lau
Name:	Anglela Lau
Title:	Assistant Vice President

Signature Page

Five-Year Credit Agreement

BANK OF AMERICA, N.A., as Lender, LC Issuer and Swingline Lender

By:	/s/ Richard Hardison
Name:	Richard Hardison
Title:	Vice President

Signature Page

Five-Year Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Lisa Whatley
Name:	Lisa Whatley
Title:	Senior Vice President

Signature Page

Five-Year Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Russell Johnson
Name:	Russell Johnson
Title:	Associate Director

Signature Page

Five-Year Credit Agreement

MORGAN STANLEY BANK, as a Lender

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Authorized Signatory, Morgan Stanley Bank

Signature Page

Five-Year Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Frederick W. Laird
Name:	Frederick. W. Laird
Title:	Managing Director

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

Signature Page

Five-Year Credit Agreement

ABN AMRO BANK N.V., as a Lender

By:	/s/ David Carrington
Name:	David Carrington
Title:	Director

By:	/s/ Nick Zorin
Name:	Nick Zorin
Title:	Assistant Vice President

Signature Page

Five-Year Credit Agreement

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation), as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Assistant Vice President

Signature Page

Five-Year Credit Agreement

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

Signature Page

Five-Year Credit Agreement

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Gregory E. George
Name:	Gregory E. George
Title:	Managing Director

Signature Page

Five-Year Credit Agreement

THE BANK OF TOKYO – MITSUBISHI UFJ, LTD., CHICAGO BRANCH, as a Lender

By:	/s/ Masakazu Sato
Name:	Masakazu Sato
Title:	Deputy General Manager

Signature Page

Five-Year Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Christopher Snider
Name:	Christopher Snider
Title:	Vice President

Signature Page

Five-Year Credit Agreement

FIFTH THIRD BANK, as a Lender

By:	/s/ Brent Jackson
Name:	Brent Jackson
Title:	Vice President

Signature Page

Five-Year Credit Agreement

NATIONAL CITY BANK, as a Lender

By:	/s/ Thomas E. Redmond
Name:	Thomas E. Redmond
Title:	Senior Vice President

Signature Page

Five-Year Credit Agreement

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mary Ann Amshoff
Name:	Mary Ann Amshoff
Title:	Vice President

Signature Page

Five-Year Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ William D. Priester
Name:	William D. Priester
Title:	Director

Signature Page

Five-Year Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kirk Tesch
Name:	Kirk Tesch
Title:	Vice President

Signature Page

Five-Year Credit Agreement

US BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael P. Dickman
Name:	Michael P. Dickman
Title:	Vice President, U.S. Bank, N.A.

Signature Page

Five-Year Credit Agreement

SCHEDULE 1.1

COST RATE SCHEDULE

Cost Rate Formulae

1.	The Cost Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the United Kingdom’s Financial Services Authority (the “Financial Services Authority”) (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter), the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender in accordance with the paragraphs set out below. The Cost Rate will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Lending Installation in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Lending Installation) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Lending Installation.

4.	The Additional Cost Rate for any Lender lending from a Lending Installation in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Loan denominated in British Pounds Sterling:

AB + C(B – D) + E x 0.01	percent per annum
100 – (A + C)

(b)	in relation to a Loan denominated in any currency other than British Pounds Sterling:

E x 0.01	percent per annum
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Margin and Cost Rate and, if the same would otherwise apply, the additional Overdue Rate/Default rate for the relevant Interest Period on the relevant Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

Schedule 1.1

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Cost Rate Schedule:

(a)	“Eligible Liabilities” has the meaning given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other Law as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate);

(d)	“Special Deposits” has the meanings given to it from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England; and

(e)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5 percent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent, each Lender with a Lending Installation in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees

Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Lending Installation; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Schedule 1.1

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Lending Installation in the same jurisdiction as its Lending Installation.

10.	The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Cost Rate to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Cost Rate Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13.	The Administrative Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties of any amendments which are required to be made to this Cost Rate Schedule in order to comply with any change in Law or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

Schedule 1.1

SCHEDULE 2.1(a)

COMMITMENTS

Lender		Dollar Commitment		Multicurrency Commitment		Total Commitment
Bank of America, N.A.		$116,666,666.62		$23,333,333.38		$140,000,000
JPMorgan Chase Bank, N.A.		$116,666,666.67		$23,333,333.33		$140,000,000
Barclays Bank PLC		$116,666,666.67		$23,333,333.33		$140,000,000
Morgan Stanley Bank		$110,000,000		$22,000,000		$132,000,000
Deutsche Bank AG		$110,000,000		$22,000,000		$132,000,000
ABN Amro Bank N.V.		$101,666,666.67		$20,333,333.33		$122,000,000
William Street Commitment Corporation		$101,666,666.67		$20,333,333.33		$122,000,000
UBS Loan Finance LLC		$101,666,666.67		$20,333,333.33		$122,000,000
The Bank of Nova Scotia		$41,666,666.67		$8,333,333.33		$50,000,000
The Bank of Tokyo – Mitsubishi UFJ, Ltd., Chicago Branch		$41,666,666.67		$8,333,333.33		$50,000,000
Citibank, N.A.		$41,666,666.67		$8,333,333.33		$50,000,000
Fifth Third Bank		$41,666,666.67		$8,333,333.33		$50,000,000
National City Bank		$41,666,666.67		$8,333,333.33		$50,000,000
PNC Bank National Association		$41,666,666.67		$8,333,333.33		$50,000,000
SunTrust Bank		$41,666,666.67		$8,333,333.33		$50,000,000
Wachovia Bank, National Association		$41,666,666.67		$8,333,333.33		$50,000,000
US Bank, National Association		$41,666,666.67		$8,333,333.33		$50,000,000
	Total:	$1,250,000,000	Total:	$250,000,000	Total:	$1,500,000,000

Schedule 2.1(a)

SCHEDULE 2.1(c)

ALTERNATE CURRENCY COMMITMENT

Schedule 2.1(c)

SCHEDULE 2.16

LIST OF AUTHORIZED PERSONS UNDER SECTION 2.16

Jeff Henderson – Executive Vice President and Chief Financial Officer

Linda Harty – Executive Vice President and Treasurer

Jorge Gomez – Vice President and Assistant Treasurer

Jon Lyons – Director, Financial Risk and Capital Markets

Jennifer Hess – Manager, Treasury Operations

Schedule 2.16

SCHEDULE 2.19

LENDING INSTALLATIONS

Schedule 2.19

SCHEDULE 4

PRICING SCHEDULE

The Applicable Margin shall be as determined by the matrix below:

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status

Reference Rating S&P/Moody’s/Fitch	> A+/A1/ A+	A/A2/A	A-/A3/A-	BBB+/ Baa1/ BBB+	BBB/ Baa2/ BBB	≤ BBB-/ Baa3/ BBB-

Facility Fee	5.0 bps	6.0 bps	7.0 bps	8.0 bps	10.0 bps	12.5 bps

Eurocurrency Rate Applicable Margin and LC Fee	10.0 bps	14.0 bps	18.0 bps	24.0 bps	30.0 bps	37.5 bps

All-in Drawn Cost	15.0 bps	20.0 bps	25.0 bps	32.0 bps	40.0 bps	50.0 bps

The Initial Pricing Level shall be Level V based upon the Company’s current BBB (S&P)/Baa2 (Moody’s)/BBB + (Fitch) senior unsecured long-term debt ratings.

For the purpose of this Pricing Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists at any date if, on such date, the Company’s Moody’s Rating is A1 or better / the Company’s S&P Rating is A+ or better / the Company’s Fitch Rating is A+ or better.

“Level II Status” exists at any date if, on such date, the Company has not qualified for Level I Status / the Company’s Moody’s Rating is A2 or better / the Company’s S&P Rating is A or better / the Company’s Fitch Rating is A or better.

“Level III Status” exists at any date if, on such date, the Company has not qualified for Level I Status or Level II Status / the Company’s Moody’s Rating is A3 or better / the Company’s S&P Rating is A- or better / the Company’s Fitch Rating is A- or better.

“Level IV Status” exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status or Level III Status / the Company’s Moody’s Rating is Baa1 or better / the Company’s S&P rating is BBB+ or better / the Company’s Fitch rating is BBB+ or better.

“Level V Status” exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status / the Company’s Moody’s Rating is Baa2 or better / the Company’s S&P rating is BBB or better / the Company’s Fitch Rating is BBB or better.

“Level VI Status” exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

Schedule 4

The Applicable Margin shall be determined in accordance with the foregoing table based on the Company’s Status as determined from its then-current Moody’s, S&P and Fitch Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody’s Rating, no S&P Rating, or no Fitch Rating, Level VI Status shall exist.

In the event that a split occurs between the three (3) ratings, then the following shall apply:

(a) if two (2) of the three (3) ratings established by or deemed to have been established by S&P, Moody’s or Fitch fall within the same Level, but one (1) rating falls within a different Level, the Applicable Margin shall be based upon the two (2) ratings that fall within the same Level; and

(b) if all three (3) ratings established by or deemed to have been established by S&P, Moody’s or Fitch each fall within a different Level, the Applicable Margin shall be based upon the middle rating of the three (3).

“Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

“S&P Rating” means, at any time, the rating issued by S&P, and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

“Fitch Rating” means, at any time, the rating issued by Fitch and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, or Level VI Status.

Schedule 4

SCHEDULE 5.8

LIST OF SIGNIFICANT SUBSIDIARIES AND SUBSIDIARY BORROWERS

AS OF SEPTEMBER 30, 2006

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
1.	6464661 Canada, Inc.	Canada	*	No

2.	Abilene Nuclear, LLC	Delaware	• 80% Cardinal Health 414, Inc.	No

3.	ALARIS Medical Systems Foreign Sales Corporation	Barbados	*	No

4.	ALARIS Medical Luxembourg II S.à.r.l.	Luxembourg	*	No

5.	ALARIS Medical 1 (Suisse), S.à.r.l.	Switzerland	*	No

6.	ALARIS Medical Cayman Islands	Cayman Islands	*	No

7.	Alcon – Building Branch	Puerto Rico	*	No

8.	Allcaps Weichgelatinkapseln GmbH & Co. KG	Germany	*	No

9.	Allcaps Weichgelatinkapseln Verwaltungs GmbH	Germany	*	No

10.	Allegiance (BVI) Holdings Co. Ltd.	British Virgin Islands	*	No

11.	Allegiance Corporation	Delaware	*	No

12.	Allegiance Healthcare (Labuan) Pte. Ltd.	Malaysia	*	No

13.	Allegiance Healthcare Holding B.V.	Netherlands	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
14.	Allegiance Healthcare International GmbH	Austria	*	No

15.	Allegiance Labuan Holdings Pte. Ltd.	Malaysia	*	No

16.	Aurum Pharmaceuticals Limited	United Kingdom	*	No

17.	Bauer Branch	Dominican Republic	*	No

18.	Beckloff Associates, Inc.	Kansas	*	No

19.	C. International, Inc.	Ohio	*	No

20.	Cardal II, LLC	Delaware	*	No

21.	Cardal, Inc.	Ohio	*	No

22.	Cardinal Distribution Holding Corporation – I	Nevada	*	No

23.	Cardinal Distribution Holding Corporation – II	Nevada	*	No

24.	Cardinal Health (Bermuda) 224 Ltd.	Bermuda	*	No

25.	Cardinal Health 100, Inc.	Indiana	*	No

26.	Cardinal Health 101, Inc.	Delaware	*	No

27.	Cardinal Health 104 LP	Ohio	*	No

28.	Cardinal Health 105, Inc.	Ohio	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
29.	Cardinal Health 107, Inc.	Ohio	*	No

30.	Cardinal Health 108, Inc.	Tennessee	*	No

31.	Cardinal Health 109, Inc.	Texas	*	No

32.	Cardinal Health 110, Inc.	Delaware	*	No

33.	Cardinal Health 111, LLC	Delaware	*	No

34.	Cardinal Health 112, LLC	Delaware	*	No

35.	Cardinal Health 113, LLC	Wisconsin	*	No

36.	Cardinal Health 2, Inc.	Nevada	*	No

37.	Cardinal Health 200, Inc.	Delaware	*	No

38.	Cardinal Health 201, Inc.	Delaware	*	No

39.	Cardinal Health 222 (Thailand) Ltd.	Thailand	*	No

40.	Cardinal Health 3, LLC	Delaware	*	No

41.	Cardinal Health 301, LLC	Delaware	*	No

42.	Cardinal Health 302, LLC	Delaware	*	No

43.	Cardinal Health 303, Inc.	Delaware	*	No

44.	Cardinal Health 304, LLC	Delaware	*	No

45.	Cardinal Health 400, Inc.	Illinois	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
46.	Cardinal Health 406, LLC	Delaware	*	No

47.	Cardinal Health 409, Inc.	Delaware	*	No

48.	Cardinal Health 411, Inc.	Ohio	*	No

49.	Cardinal Health 414, Inc.	Delaware	*	No

50.	Cardinal Health 416, Inc.	Puerto Rico	*	No

51.	Cardinal Health 417, Inc.	Puerto Rico	*	No

52.	Cardinal Health 418, Inc.	Delaware	*	No

53.	Cardinal Health 420, LLC	Delaware	*	No

54.	Cardinal Health 421 Limited Partnership	Scotland	*	No

55.	Cardinal Health 421, Inc.	Delaware	*	No

56.	Cardinal Health 5, LLC	Delaware	*	No

57.	Cardinal Health 6, Inc.	Nevada	*	No

58.	Cardinal Health 7, LLC	Delaware	*	No

59.	Cardinal Health Argentina 400 S.A.I.C.	Argentina	*	No

60.	Cardinal Health Australia 200 Pty Ltd	Australia	*	No

61.	Cardinal Health Australia 300 Pty Ltd	Australia	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
62.	Cardinal Health Australia 316 Pty Limited	Australia	*	No

63.	Cardinal Health Australia 401 Pty Ltd	Australia	*	No

64.	Cardinal Health Austria 201 GmbH	Austria	*	No

65.	Cardinal Health Belgium 202 S.P.R.L.	Belgium	*	No

66.	Cardinal Health Brasil 402 Ltda.	Brazil	*	No

67.	Cardinal Health Canada 204, Inc.	Canada	*	No

68.	Cardinal Health Canada 301, Inc.	Canada	*	No

69.	Cardinal Health Canada 302, Inc.	Canada	*	No

70.	Cardinal Health Canada 307 ULC	Canada	*	No

71.	Cardinal Health Canada 403, Inc.	Canada	*	No

72.	Cardinal Health Capital Corporation	Ohio	*	No

73.	Cardinal Health Cardiology Solutions, LLC	Delaware	*	No

74.	Cardinal Health Corporate Solutions, LLC	Nevada	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
75.	Cardinal Health D.R. 203 Ltd.	Bermuda	*	No

76.	Cardinal Health Espana 308 S.L.	Spain	*	No

77.	Cardinal Health Europe IT GmbH	Germany	*	No

78.	Cardinal Health Finance	United Kingdom	*	No

79.	Cardinal Health Finance Partners 229 L.P.	Canada	*	No

80.	Cardinal Health France 205 S.A.S.	France	*	No

81.	Cardinal Health France 309 S.A.S.	France	*	No

82.	Cardinal Health France 404 S.A.	France	• 99.7083% Cardinal Health 409, Inc. • 0.1456% F & F Holding GmbH	No

83.	Cardinal Health France 428 S.A.S.	France	*	No

84.	Cardinal Health France 429 S.A.S.	France	*	No

85.	Cardinal Health France 430 S.A.S.	France	*	No

86.	Cardinal Health France 431 S.A.S.	France	*	No

87.	Cardinal Health Funding, LLC	Nevada	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
88.	Cardinal Health GbR	Germany	*	No

89.	Cardinal Health Germany 206 GmbH	Germany	*	No

90.	Cardinal Health Germany 318 GmbH	Germany	*	No

91.	Cardinal Health Germany 405 GmbH	Germany	*	No

92.	Cardinal Health Germany Holdings GmbH	Germany	*	No

93.	Cardinal Health Holding GmbH	Germany	*	No

94.	Cardinal Health Holding International, Inc.	New Jersey	*	No

95.	Cardinal Health Holding Pty Ltd	Australia	*	No

96.	Cardinal Health Holdings Limited	United Kingdom	*	No

97.	Cardinal Health International Ventures, Ltd.	Barbados	*	No

98.	Cardinal Health IPS, LLC	Delaware	*	No

99.	Cardinal Health Ireland 406 Ltd.	Ireland	*	No

100.	Cardinal Health Ireland 419 Limited	Ireland	*	No

101.	Cardinal Health Ireland 422 Limited	Ireland	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
102.	Cardinal Health Italy 208 S.r.l.	Italy	*	No

103.	Cardinal Health Italy 311 Srl	Italy	*	No

104.	Cardinal Health Italy 407 S.p.A.	Italy	*	No

105.	Cardinal Health Japan 228 K.K.	Japan	*	No

106.	Cardinal Health Japan 408 K.K.	Japan	*	No

107.	Cardinal Health Lease Funding 2002A, LLC	Delaware	*	No

108.	Cardinal Health Lease Funding 2002AQ, LLC	Delaware	*	No

109.	Cardinal Health Lease Funding 2003A, LLC	Delaware	*	No

110.	Cardinal Health Lease Funding 2003AQ, LLC	Delaware	*	No

111.	Cardinal Health Lease Funding 2003B, LLC	Delaware	*	No

112.	Cardinal Health Lease Funding 2003BQ, LLC	Delaware	*	No

113.	Cardinal Health Lease Funding 2004A, LLC	Delaware	*	No

114.	Cardinal Health Lease Funding 2004AQ, LLC	Delaware	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
115.	Cardinal Health Luxembourg 420 S.à.r.l.	Luxembourg	*	No

116.	Cardinal Health MPB, Inc.	Missouri	*	No

117.	Cardinal Health Malaysia 211 Sdn. Bhd.	Malaysia	*	No

118.	Cardinal Health Malta 212 Limited	Malta	*	No

119.	Cardinal Health Mauritius Holding 226 Ltd.	Mauritius	*	No

120.	Cardinal Health Mexico 213 S.A. de C.V.	Mexico	*	No

121.	Cardinal Health N.Z. 217 Limited	New Zealand	*	No

122.	Cardinal Health New Zealand 313 Limited	New Zealand	*	No

123.	Cardinal Health Netherlands 214 B.V.	Netherlands	*	No

124.	Cardinal Health Netherlands 310 B.V.	Netherlands	*	No

125.	Cardinal Health Netherlands Financing C.V.	Netherlands	*	No

126.	Cardinal Health Netherlands Holding B.V.	Netherlands	*	No

127.	Cardinal Health Netherlands Holding 437 B.V.	Netherlands	*	No

128.	Cardinal Health Norway 315 A/S	Norway	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
129.	Cardinal Health P.R. 218, Inc.	Puerto Rico	*	No

130.	Cardinal Health P.R. 227, Inc.	Puerto Rico	*	No

131.	Cardinal Health P.R. 409 B.V.	Netherlands	*	No

132.	Cardinal Health P.R. 410, Inc.	Puerto Rico	*	No

133.	Cardinal Health P.R. 436, Inc.	Puerto Rico	*	No

134.	Cardinal Health PTS, LLC	Delaware	*	No

135.	Cardinal Health Resources, LLC	Delaware	*	No

136.	Cardinal Health S.A. 319 (Proprietary) Limited	South Africa	*	No

137.	Cardinal Health Singapore 225 Pte. Ltd.	Singapore	*	No

138.	Cardinal Health Singapore 304	Singapore	*	No

139.	Cardinal Health Singapore 423 Pte. Ltd.	Singapore	*	No

140.	Cardinal Health Spain 219 S.L.	Spain	*	No

141.	Cardinal Health Sweden 220 AB	Sweden	*	No

142.	Cardinal Health Sweden 314 AB	Sweden	*	No

143.	Cardinal Health Switzerland 221 GmbH	Switzerland	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
144.	Cardinal Health Switzerland 317 Sarl	Switzerland	*	No

145.	Cardinal Health Switzerland 412 GmbH	Switzerland	*	No

146.	Cardinal Health Switzerland 413 AG	Switzerland	*	No

147.	Cardinal Health Systems, Inc.	Ohio	*	No

148.	Cardinal Health Technologies Switzerland GmbH	Switzerland	*	No

149.	Cardinal Health Technologies, LLC	Nevada	*	No

150.	Cardinal Health Trading (Shanghai) Co. Ltd.	China	*	No

151.	Cardinal Health U.K. 100 Limited	United Kingdom	*	No

152.	Cardinal Health U.K. 101 Limited	United Kingdom	*	No

153.	Cardinal Health U.K. 223 Limited	United Kingdom	*	No

154.	Cardinal Health U.K. 305 Limited	United Kingdom	*	No

155.	Cardinal Health U.K. 306 Limited	United Kingdom	*	No

156.	Cardinal Health U.K. 414 Limited	United Kingdom	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
157.	Cardinal Health U.K. 415 Limited	United Kingdom	*	No

158.	Cardinal Health U.K. 416 Limited	United Kingdom	*	No

159.	Cardinal Health U.K. 417 Limited	United Kingdom	*	No

160.	Cardinal Health U.K. 418 Limited	United Kingdom	*	No

161.	Cardinal Health U.K. 425 Limited	United Kingdom	*	No

162.	Cardinal Health U.K. 432 Limited	United Kingdom	*	No

163.	Cardinal Health U.K. 433 Limited	United Kingdom	*	No

164.	Cardinal Health U.K. 434 Limited	United Kingdom	*	No

165.	Cardinal Health U.K. 435 Limited	United Kingdom	*	No

166.	Cardinal.com Holdings, Inc.	Nevada	*	No

167.	Cascade Development, Inc.	Nevada	*	No

168.	Caseview (P.L.) Limited	United Kingdom	*	No

169.	CCB, Inc.	Iowa	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
170.	CDI Investments, Inc.	Delaware	*	No

171.	Centralia Pharmacy, Inc.	Iowa	*	No

172.	Centricity, LLC	Delaware	*	No

173.	Cirmex de Chihuahua S.A. de C.V.	Mexico	*	No

174.	Cirpro de Delicias S.A. de C.V.	Mexico	*	No

175.	Comprehensive Medical Imaging - Rancho Mirage, Inc.	California	*	No

176.	Comprehensive OPEN MRI – Carmichael, Inc.	Delaware	*	No

177.	Comprehensive OPEN MRI--Folsom, Inc.	Delaware	*	No

178.	Comprehensive OPEN MRI--Sacramento, Inc.	Delaware	*	No

179.	Converters Branch	Dominican Republic	*	No

180.	Convertors de Mexico S.A. de C.V.	Mexico	*	No

181.	CR Medicap, Inc.	Iowa	*	No

182.	Craig Generics Limited	United Kingdom	*	No

183.	Daniels Pharmaceuticals Limited	United Kingdom	*	No

184.	Denver Biomedical, Inc.	Delaware	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
185.	Desert PET, LLC	California	*	No

186.	Dover Communications, LLC	Delaware	*	No

187.	DuQuoin Pharmacy, Inc.	Iowa	*	No

188.	Dutch American Manufacturers (D.A.M.) B.V.	Netherlands	*	No

189.	East Iowa Pharmacies, Inc.	Iowa	*	No

190.	Eldon Laboratories Limited	United Kingdom	*	No

191.	Ellipticare, LLC	Delaware	*	No

192.	EPIC Insurance Company	Vermont	*	No

193.	Eurochem Limited	United Kingdom	*	No

194.	European Pharmaceuticals Group Ltd.	United Kingdom	*	No

195.	Europharm of Worthing Limited	United Kingdom	*	No

196.	F&F Holding GmbH	Germany	*	No

197.	Federa S.A.	Belgium	*	No

198.	Freeman Pharmaceuticals Limited	United Kingdom	*	No

199.	Glacier Guaranty Corporation	Vermont	*	No

200.	Glamorgan Pharmaceuticals Limited	United Kingdom	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
201.	Grand Avenue Pharmacy, Inc.	Iowa	*	No

202.	Griffin Capital, LLC	Nevada	*	No

203.	Griffin Group Document Management Services, Inc.	Nevada	*	No

204.	Homecare (North-West) Limited	United Kingdom	*	No

205.	Impharm Nationwide Limited	United Kingdom	*	No

206.	Inland Empire Regional PET Center, LLC	California	*	No

207.	InteCardia-Tennessee East Catheterization, LLC	North Carolina	• 94.64% Cardinal Health Cardiology Solutions, LLC	No

208.	InteCardia-Tennessee East Diagnostic, LLC	North Carolina	*	No

209.	Intercare Holdings Limited	United Kingdom	*	No

210.	Intercare Investments Limited	United Kingdom	*	No

211.	Intercare Properties Plc	United Kingdom	*	No

212.	International Capsule Company S.r.l.	Italy	*	No

213.	Iowa Falls Pharmacy, Inc.	Iowa	*	No

214.	IVAC Overseas Holdings L.P.	Delaware	*	No

215.	JRG, Ltd.	Iowa	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
216.	Killilea Development Company, Ltd.	Ohio	*	No

217.	Lake Charles Pharmaceutical and Medical Equipment Supply Company, L.L.C.	Louisiana	• A Louisiana limited liability company formed by Owen Shared Services, Inc. and Lake Charles Memorial Hospital, Inc.	No

218.	Leader Drugstores, Inc.	Delaware	*	No

219.	Liberty Communications Network, LLC	Delaware	*	No

220.	Macarthy Group Trustees Limited	United Kingdom	*	No

221.	Macarthy Limited	United Kingdom	*	No

222.	Macarthy’s Laboratories Limited	United Kingdom	*	No

223.	Martindale Pharmaceuticals Limited	United Kingdom	*	No

224.	Medcon S.A.	Luxembourg	*	No

225.	Medesta Associates, LLC	Delaware	*	No

226.	Medical Education Systems, LLC	Delaware	*	No

227.	Medical Media Communications, LLC	Delaware	*	No

228.	Medicap Pharmacies Incorporated	Iowa	*	No

229.	Medicine Shoppe Capital Corporation	Nevada	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
230.	Medicine Shoppe International, Inc.	Delaware	*	No

231.	Medicine Shoppe Internet, Inc.	Missouri	*	No

232.	MediQual Systems, Inc.	Delaware	*	No

233.	MedMined, Inc.	Alabama	*	No

234.	Midland Pharmacies, Inc.	Iowa	*	No

235.	Moresville, Limited	United Kingdom	*	No

236.	MRI Equipment Partners, Ltd.	Texas	• 59.16% Cardinal Health 414, Inc.	No

237.	Multi-Medica S.A.	Belgium	*	No

238.	Multipharm Limited	United Kingdom	*	No

239.	Nationwide Ostomy Supplies Limited	United Kingdom	*	No

240.	One Cloverleaf, LLC	Delaware	*	No

241.	OnPointe Medical Communications, LLC	Delaware	*	No

242.	Owen Shared Services, Inc.	Texas	*	No

243.	PCI Holdings (UK) Co.	United Kingdom	*	No

244.	Parmed Pharmaceuticals, Inc.	Delaware	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
245.	Penisant S.A.	Uruguay	*	No

246.	Pharmaceutical and Diagnostic Services, Inc.	Utah	• 50% Cardinal Health 414, Inc.	No

247.	Pharmacy Operations of New York, Inc.	New York	*	No

248.	Pharmacy Operations, Inc.	Delaware	*	No

249.	Pharmapar S.A.	Belgium	*	No

250.	Physicians Purchasing, Inc.	Nevada	*	No

251.	Pinnacle Intellectual Property Services International, Inc.	Nevada	*	No

252.	Pinnacle Intellectual Property Services, Inc.	Nevada	*	No

253.	PlastiMedical S.p.A.	Italy	*	No

254.	Practicome Solutions, LLC	Delaware	*	No

255.	Productos Urologos de Mexico S.A. de C.V.	Mexico	*	No

256.	Quiroproductos de Cuauhtemoc S.A. de C.V.	Mexico	*	No

257.	R.P. Scherer (Spain) S.A.	Spain	*	No

258.	R.P. Scherer DDS B.V.	Netherlands	*	No

259.	R.P. Scherer GmbH & Co. KG	Germany	• 50.94% F & F Holdings GmbH • 0.11% R.P. Scherer Verwaltungs GmbH	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
260.	R.P. Scherer Holdings II Limited	United Kingdom	*	No

261.	R.P. Scherer Technologies, Inc.	Nevada	*	No

262.	R.P. Scherer Verwaltungs GmbH	Germany	• 51% F & F Holdings GmbH	No

263.	Ransdell Surgical, Inc.	Kentucky	*	No

264.	Respirare, LLC	Delaware	*	No

265.	Riverside MRI, JV	Texas	*	No

266.	RxealTIME, Inc.	Nevada	*	No

267.	Sierra Radiopharmacy, LLC	Nevada	• 51% Cardinal Health 414, Inc.	No

268.	Simolo (GL) Limited	United Kingdom	*	No

269.	Sistemas Médicos ALARIS, S.A. de C.V.	Mexico	*	No

270.	Source Medical Corporation	Canada	*	No

271.	S.O.V. Aviation, Inc.	Delaware	*	No

272.	SRx, Inc.	Iowa	*	No

273.	Strategic Implications International, LLC	Delaware	*	No

274.	Supplyline Technologies Limited	Ireland	*	No

Schedule 5.8

No.	Subsidiary Name	State / Jurisdiction of Incorporation	% of Ownership by Cardinal Health, Inc. (*Unless otherwise indicated, the ownership shall be directly or indirectly 100% owned by Cardinal Health, Inc.)	Subsidiary Borrower (Yes/No)
275.	Syncor Belgium SPRL	Belgium	*	No

276.	Syncor Italy s.r.l.	Italy	*	No

277.	Toledo Pharmacy Co.	Iowa	*	No

278.	Top Shot Publishers Limited	Ireland	*	No

279.	Venture Laminate Limited	Ireland	*	No

280.	Venture Packaging Limited	Ireland	*	No

281.	Virginia Imaging Center, LLC	Virginia	• 90% Cardinal Health Cardiology Solutions, LLC	No

282.	West Texas Nuclear Pharmacy Partners	Texas	• 50% Cardinal Health 414, Inc.	No

283.	Wholesale (PI) Limited	United Kingdom	*	No

284.	Yorkshire Pharmacy, Inc.	Iowa	*	No

Schedule 5.8

SCHEDULE 13.1

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

COMPANY and DESIGNATED BORROWERS:

Cardinal Health, Inc.

7000 Cardinal Place

Dublin, Ohio 43017

Attention: Jennifer Hess

Telephone: 614-757-5095

Telecopier: 614-652-4892

Electronic Mail: jennifer.hess@cardinal.com

Website Address: www.cardinal.com

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

101 N. Tryon Street

Mail Code: NC1-001-04-39

Charlotte, NC 28255

Attention: Sally Bixby

Telephone: 704-387-9482

Telecopier: 704-719-8876

Electronic Mail: sally.a.bixby@bankofamerica.com

Bank of America, N.A.

New York, NY

Account No. (for Dollars): 1366212250600

ABA# 026009593

Ref: Cardinal Health, Inc., Attn: Credit Services

Bank of America, London

Account No. (for Euro): 65280019

Swift Address: BOFAGB22

Ref: Cardinal Health, Inc., Attn: Credit Services

Bank of America, London

Account No. (for Sterling): 65280027

London Sort Code: 16-50-50

Swift Address: BOFAGB22

Ref: Cardinal Health, Inc., Attn: Credit Services

Schedule 13.1

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

1455 Market Street

Mail Code: CA5-701-05-19

San Francisco, CA 94103

Attention: Angela Lau

Telephone: 415-436-4000

Telecopier: 415-503-5008

Electronic Mail: angela.lau@bankofamerica.com

With a copy to:

Bank of America, N.A.

Portfolio Management

100 N. Tryon Street

Mail Code: NC1-007-17-11

Charlotte, NC 28255

Attention: Richard Hardison

Telephone: 704-386-1185

Telecopier: 704-388-6002

Electronic Mail: richard.c.hardison@bankofamerica.com

LC ISSUER:

Bank of America, N.A.

Trade Finance Services

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: John Yzeik

Telephone: 570-330-4315

Telecopier: 570-330-4186

Electronic Mail: john.p.yzeik@bankofamerica.com

Wachovia Bank, National Association

301 South College Street

Mail Code: TW 15 NC 5562

Charlotte, NC 28288

Attention: Kirk Tesch

Telephone: 704-715-1708

Telecopier: 704-383-7611

Electronic Mail: kirk.tesch@wachovia.com

Schedule 13.1

SWINGLINE LENDER:

Bank of America, N.A.

101 N. Tryon Street

Mail Code: NC1-001-04-39

Charlotte, NC 28255

Attention: Sally Bixby

Telephone: 704-387-9482

Telecopier: 704-719-8876

Electronic Mail: sally.a.bixby@bankofamerica.com

Bank of America, N.A.

New York, NY

Account No.: 1366212250600

ABA# 026009593

Ref: Cardinal Health, Inc., Attn: Credit Services

Schedule 13.1

EXHIBIT A

OPINIONS

Exhibit A

[OUTSIDE COUNSEL OPINION PARAGRAPHS]

1. The Borrower has all requisite corporate power and authority to execute and deliver the Loan Documents and to perform its obligations thereunder.

2. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on its part.

3. The Loan Documents (including only such Notes that have been executed and delivered as of the date hereof) have been duly executed and delivered on behalf of the Borrower. Each of the Loan Documents constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder do not contravene any existing Law or regulation of general applicability of the State of Ohio, the State of New York or the United States of America.

5. The execution and delivery by the Borrower of the Loan Documents do not require the consent or approval of, or any filing with, any New York governmental authority not contemplated by the terms of the Loan Documents.

Exhibit A

[IN-HOUSE COUNSEL OPINION PARAGRAPHS]

[PRINT ON CARDINAL HEALTH, INC. LETTERHEAD]

1. The Borrower is a corporation validly existing and in good standing under the Laws of the State of Ohio.

2. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder (a) do not violate any provision of the Charter Documents, (b) do not require the consent or approval of, or any filing with, any Ohio or federal governmental authority not contemplated by the terms of the Loan Documents, (c) to my knowledge, do not result in a breach of, or constitute a default under, any material agreement or instrument to which the Borrower is bound and which is filed or incorporated by reference as an exhibit to the Borrower’s periodic reports under the Securities and Exchange Act of 1934, pursuant to Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission, (d) to my knowledge, do not result in the creation or imposition of any Lien on any of the assets of the Borrower, and (e) to my knowledge, do not violate any order, writ, injunction, decree or demand of any court or other governmental authority binding upon the Borrower.

3. Except for actions, suits or proceedings disclosed in the Borrower’s annual report on Form 10-K for the fiscal year ended June 30, 2006 and quarterly report on Form 10-Q for the quarter ended September 30, 2006, there are no actions, suits or proceedings pending or to my knowledge threatened against or affecting the Borrower, before any court or other governmental authority which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower, or which challenge the validity or enforceability of the Loan Documents.

Exhibit A

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

Date:

Bank of America, N.A.,

as Administrative Agent

Ladies and Gentlemen:

This notice serves to confirm that, to the best of my knowledge, Cardinal Health, Inc. (the “Company”) has observed or performed in all material respects all of the covenants, conditions and agreements contained in the Five-Year Credit Agreement, dated as of January 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time) among the Company, certain subsidiaries of the Company named therein, Bank of America, N.A., as Administrative Agent, LC Issuer and Swingline Lender, and the lenders party thereto from time to time.

As of the date hereof, no Default or Unmatured Default has occurred and is continuing.

The minimum net worth calculation is attached on Schedule 1.

Sincerely,

[Chief Financial Officer/Controller/Treasurer]

Exhibit B

Schedule 1

Calculations

Exhibit B

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Five-Year Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facility) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit C

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Five-Year Credit Agreement, dated as of January 24, 2007, among Cardinal Health, Inc., the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, LC Issuer and Swingline Lender

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment for all Lenders[8]		Amount of Commitment Assigned		Percentage Assigned of Commitment[9]		Facility Termination Date	CUSIP Number
		_________	$	_________	$	_________	_________	%
		_________	$	_________	$	_________	_________	%
		_________	$	_________	$	_________	_________	%

[7.	Trade Date: ][10]

Effective Date:                     , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Dollar Commitment”, “Multicurrency Commitment”).
[8]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.
[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit C

[Consented to and]11 Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:]12

CARDINAL HEALTH, INC.

By:
Title:

[NAME]

By:
Title:

[11]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[12]	To be added only if the consent of the Company and/or other parties (e.g. Swingline Lender, LC Issuer) is required by the terms of the Credit Agreement.

Exhibit C

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.1(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.1(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and

Exhibit C

Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

Exhibit C

EXHIBIT D

FORM OF LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:	Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) under the Credit Agreement described below.

Re:	Five-Year Credit Agreement, dated January 24, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Cardinal Health, Inc. (the “Company”), as Borrower, the Subsidiary Borrowers, the Lenders named therein, the LC Issuer, the Swingline Lender and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Company, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Company in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.16 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To:

_________________________________________________________________________________________________

_________________________________________________________________________________________________

For Account No.:

Reference/Attention To:

Authorized Officer (Customer Representative)	Date:

(Please Print)	Signature

Bank Officer Name	Date:

(Please Print)	Signature

Exhibit D

EXHIBIT E

FORM OF NOTE

[Date]

Cardinal Health, Inc., an Ohio corporation [or the relevant Subsidiary Borrower] (the “Borrower”), promises to pay to the order of [            ] (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the place and in the currency specified pursuant to Article II of the Agreement, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date, currency and amount of each Loan and the date, currency and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Five-Year Credit Agreement dated as of January 24, 2007 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the “Agreement”), among the Borrowers, the lenders party thereto, including the Lender, the LC Issuer, the Swingline Lender and Bank of America, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

This Note is made under, and shall be governed by, construed and enforced in accordance with, the Laws of the State of New York including, Section 5-1401 and Section 5-1402 of the General Obligation Law of the State of New York, without reference to any other conflicts of Law principles thereof in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of Law principles of such State.

By:

Name:

Title:

Exhibit E

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF                                     ,

DATED                                         ,

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit E

EXHIBIT F

SWINGLINE NOTE

[Date]

                        ,

FOR VALUE RECEIVED, CARDINAL HEALTH, INC., an Ohio corporation [or the relevant Subsidiary Borrower] (the “Borrower”), hereby unconditionally promises to pay to the order of Bank of America, N.A. (the “Swingline Lender”), at the principal banking office of the Administrative Agent in lawful money of the United States of America and in immediately available funds, the unpaid principal amount of the Swingline Loans as evidenced by the books and records of the Lender, on the Facility Termination Date or such earlier date as the Lender may require under the Credit Agreement referred to below, when the entire outstanding principal amount of the Swingline Loans evidenced hereby, and all accrued interest thereon, shall be due and payable; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until the Swingline Loans evidenced hereby shall be paid in full, at the rates per annum on and the dates provided in the Credit Agreement referred to below.

The Swingline Lender is hereby authorized by the Borrower to record on its books and records the date, currency and the amount of each Swingline Loan, the applicable interest rate, the amount of each payment or prepayment of principal thereon, and the other information provided for in such books and records, which books and records shall constitute prime facie evidence of the information so recorded, provided, however, that any failure by the Swingline Lender to record any such notation shall not relieve the Borrower of its obligation to repay the outstanding principal amount of this Swingline Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Swingline Note and the Credit Agreement.

The Borrower waives presentment, protest, notice of dishonor and any other formality in connection with this Swingline Note. Should the indebtedness evidenced by this Swingline Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting this Swingline Note, including reasonable attorneys’ fees and expenses.

This Swingline Note evidences Swingline Loans made under the Credit Agreement, dated as of January 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders (including the Swingline Lender) named therein, the LC Issuer and Bank of America, N.A., as Administrative Agent for the Lenders, to which reference is hereby made for a statement of the circumstances under which this Swingline Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Swingline Note shall have the respective meanings assigned to them in the Credit Agreement.

Exhibit F

This Swingline Note is made under, and shall be governed by, construed and enforced in accordance with, the Laws of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligation Law of the State of New York, without reference to any other conflicts of Law principles thereof in the same manner applicable to contracts made and to be performed entirely within such State and without giving effect to choice of Law principles of such State.

[CARDINAL HEALTH, INC.]

By:

Name:

Title:

Exhibit F

SCHEDULE OF SWINGLINE LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF                                 ,

DATED                                     ,

Date	Principal Amount of Swingline Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit F

EXHIBIT G

FORM OF GUARANTY

THIS GUARANTY, dated as of January 24, 2007 (this “Guaranty”) made by CARDINAL HEALTH, INC., an Ohio corporation (the “Guarantor”), in favor of BANK OF AMERICA, N.A. (the “Administrative Agent”) as Administrative Agent for the Lenders party from time to time to the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Guarantor has entered into a Five-Year Credit Agreement, dated as of January 24, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Administrative Agent, the LC Issuer, the Swingline Lender and certain Lenders pursuant to which the Lenders have established revolving loan facilities (capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Credit Agreement);

WHEREAS, the Credit Agreement provides that certain Subsidiaries of the Guarantor owned 80% or more by the Guarantor may become a party to the Credit Agreement and a Subsidiary Borrower thereunder (each such Subsidiary Borrower, a “Borrower” and collectively, the “Borrowers”).

WHEREAS, as a condition to the effectiveness of the Credit Agreement, the Guarantor is required to guarantee the obligations of the Borrowers under the Credit Agreement; and

WHEREAS, the Guarantor has participated in the drafting and negotiation of the Credit Agreement and all other documents, agreements, instruments and certificates furnished by or on behalf of the Borrowers in connection therewith (all of the foregoing being herein collectively referred to as the “Loan Documents”), and the Guarantor has determined that it is in its interest and to its financial benefit that the parties to the Loan Documents enter into the transactions contemplated thereby;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged and as further consideration, and as an inducement to the Lenders to enter into the transactions contemplated by the Loan Documents, the Guarantor agrees with the Administrative Agent and the Lenders as follows:

1.(a) The Guarantor hereby unconditionally and irrevocably (i) guarantees to the Administrative Agent and the Lenders the prompt payment and performance of the principal of and any and all accrued and unpaid interest on the Loans when due, whether at scheduled maturity, by acceleration or otherwise, all in accordance with the terms of the Credit Agreement, and any and all other Obligations which may be payable by the Borrowers to the Administrative Agent, the LC Issuer, the Swingline Lender or the Lenders pursuant to the Credit Agreement (including without limitation interest at the Overdue Rate after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all reasonable costs and expenses incurred by the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders in connection with enforcing any obligations of the Borrowers thereunder, including without limitation the reasonable fees and disbursements of counsel in accordance with the terms set forth in the Credit Agreement, and (ii) agrees to make prompt payment, on demand, of any and all costs and expenses incurred by the Administrative Agent, the LC Issuer, the Swingline Lender or the Lenders in connection with enforcing

Exhibit G

the obligations of the Guarantor hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the “Guaranteed Obligations”)

If any of the Guaranteed Obligations shall not be paid in full when the same becomes due and payable, the Guarantor undertakes to pay forthwith the same to the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders, as applicable, after notice or demand therefor, regardless of any defense or setoff or counterclaim which any Borrower may have or assert.

(b) Notwithstanding anything to the contrary contained paragraph 1(a), it is the intention of the Guarantor, the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders that, in any proceeding involving the bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution or insolvency or any similar proceeding with respect to the Guarantor or its assets, the amount of the Guarantor’s obligations with respect to the Guaranteed Obligations shall be equal to, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable Laws governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar Laws (including, without limitation, 11 U.S.C. Sections 544, 547, 548 and 550 and other “avoidance” provisions of Title 11 of the United States Code, as amended or supplemented).

2. The Guarantor hereby unconditionally (a) waives any requirement that the Administrative Agent, the LC Issuer, the Swingline Lender or the Lenders, in the event of any default by any Borrower, first make demand upon, or seek to enforce remedies against, any Borrower before demanding payment under or seeking to enforce this Guaranty, (b) covenants that this Guaranty will not be discharged except by complete performance of all obligations of the Borrowers contained in the Loan Documents and the termination of the Commitments, (c) agrees that this Guaranty shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of any of the Loan Documents, or any limitation on the liability of the Borrowers thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by any Borrower under or in connection with, any of the Loan Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, this Guaranty and (e) agrees that the Guaranteed Obligations shall include any amounts paid by any Borrower to the Administrative Agent, the LC Issuer, the Swingline Lender or the Lenders which may be required to be returned to such Borrower, or to its representative or to a trustee, custodian or receiver for such Borrower.

3. This Guaranty is an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and is wholly independent and in addition to other rights and remedies of the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders and is not contingent upon the pursuit by the Administrative Agent, the LC Issuer, the Swingline Lender or the Lenders of any such rights and remedies, such pursuit being hereby waived by the Guarantor.

4. The obligations, covenants, agreements and duties of the Guarantor under this Guaranty shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantor: (a) any assignment or transfer, in whole or in part, of the Commitments or the Loans, or any of the Loan Documents although made without notice to or consent of the Guarantor, or (b) any waiver by the Administrative Agent, the LC Issuer, the Swingline Lender or the Lenders, or by any other person, of the performance or observance by the Borrowers of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents (neither premature disbursement nor failure to insist on satisfaction of any precondition for any disbursement of the funds under the Credit Agreement shall affect the obligations of the Guarantor), or (c) any indulgence in or the extension of the

Exhibit G

time for payment by the Borrowers of any amounts payable under or in connection with any of the Loan Documents, or of the time for performance by the Borrowers of any other obligations under or arising out of any of the Loan Documents, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Borrowers set forth in any of the Loan Documents (the modification, amendment or waiver from time to time of the Credit Agreement or any of the Loan Documents to which any Borrower is a party being expressly authorized without further notice to or consent of the Guarantor), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Borrower or any of its assets, or (f) the release of any security for the obligations of the Borrowers under any of the Loan Documents, or the impairment of or failure to perfect an interest in any such security, or (g) the merger or consolidation of any Borrower with any other person, or (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition contained in any of the Loan Documents, by operation of Law, or (i) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantor hereunder.

5. As of the date hereof and as of the date of each disbursement of a Loan made by the Lenders, any Swingline Loan made by the Swingline Lender or any Facility LC made available by the LC Issuer to any Borrower pursuant to the Credit Agreement, the Guarantor represents and warrants to the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders: (a) the execution, delivery and performance of this Guaranty are not in contravention of Law and do not give rise to a default under any undertaking to which the Guarantor is a party or by which it or any of its property is bound; (b) this Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms; (c) all requisite consents have been obtained and no approval or authorization of or declaration, registration or filing with any governmental authority or any non-governmental person or entity, is required in connection with the execution, delivery and performance of this Guaranty or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Guaranty; (d) there are no actions, suits or proceedings pending or, to the best of the Guarantor’s knowledge, threatened against the Guarantor before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely would have a Material Adverse Effect on the financial condition or business of the Guarantor, and (e) all financial statements and other information furnished by the Guarantor to the Lenders, are true and complete in all respects as of the respective dates thereof.

6. The Guarantor hereby covenants and agrees that until the later of (a) irrevocable payment in full of the principal and accrued interest on all of the Loans and the payment and performance of all other Obligations of the Borrowers and (b) the Facility Termination Date under the Credit Agreement, it shall observe and perform each of its agreements and covenants set forth in the Credit Agreement and this Guaranty.

7. If any of the following events shall occur and be continuing: (a) the Guarantor shall fail to pay when due any amount payable under paragraph 1 or 2 hereof; or (b) the Guarantor shall fail to perform or observe any term, condition or covenant contained in this Guaranty, or any representation or warranty made by the Guarantor in this Guaranty or in any certificate or other document or statement furnished at any time hereunder shall prove to have been incorrect or untrue in any material respect on the date as of which made; or (c) the Guarantor becomes insolvent or bankrupt, or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or makes an assignment for the benefit of creditors, or there shall be instituted by or against the Guarantor any proceeding or case seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or protection of it or its debts under any Law

Exhibit G

relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeks or consents to the appointment of a trustee, custodian or receiver for the Guarantor or for the greater part of the properties of the Guarantor, or a trustee, custodian or receiver is appointed for the Guarantor or for the greater part of its properties, or the Guarantor takes any action to authorize any of the foregoing; or (d) the Guarantor purports to revoke, repudiate or disavow its obligations under this Guaranty or this Guaranty shall cease to be in full force and effect for any reason or the legality, validity, binding effect or enforceability of this Guaranty shall be challenged or denied in any proceeding or otherwise, then, and in any such event, the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders may, in addition to the remedies provided in the Credit Agreement and the Loan Documents, enforce their right either by suit in equity, or by action at Law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by Law) of any covenant or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty and may enforce payment under this Guaranty and any of their other rights available at Law or in equity.

8. The liabilities and obligations of the Guarantor hereunder are joint and several with all other guarantors and until the Guaranteed Obligations have been discharged and paid in full, the Commitments terminated and the passage of any applicable “preference period” under applicable bankruptcy Law, Guarantor waives any right of subrogation to the rights of the Lenders against the Borrowers or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement, contribution or indemnity whatsoever arising or accruing out of any payment which the Guarantor may make pursuant to this Guaranty and any right of recourse to security for the debts and obligations of the Borrowers.

9.(a) This Guaranty is a contract made under, and shall be governed by, construed and enforced in accordance with, the Laws of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligation Law of the State of New York, without reference to any other conflicts of Law principles thereof; (b) no failure of the Administrative Agent, the LC Issuer, the Swingline Lender or the Lenders in exercising any right, power, or privilege hereunder shall affect such right, power, or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other right, power, or privilege and the rights and remedies of the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders hereunder are cumulative and not exclusive of any right or remedy which they may otherwise have; (c) the Administrative Agent, the LC Issuer, the Swingline Lender and the Lenders shall be entitled to rely upon any certificate, notice or other communication (including any thereof by telephone, telex, facsimile or other electronic transmission, telegram or cable) believed by them to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons; and (d) all notices and demands hereunder shall be deemed to have been duly given or served if sent in writing to the addresses set forth in Section 13.1 of the Credit Agreement and shall be deemed to be given or made at the times provided in Section 13.1 of the Credit Agreement. No amendment, modification, termination or waiver of any provision of this Guaranty nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Administrative Agent, and any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Guaranty embodies the entire agreement and understanding between the Guarantor and the Administrative Agent on behalf of the Lenders, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the obligations of the Guarantor under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Guarantor shall not be affected or impaired thereby. This Guaranty shall be binding upon and inure to the benefit of the parties hereto, the Administrative Agent and the Lenders and their respective successors and assigns.

Exhibit G

10. The Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent and the Lenders without set-off or counterclaim, in the currency in which the Guaranteed Obligation in respect of which such payment is made is denominated, at the place of payment specified in the Credit Agreement.

11. Each of the Administrative Agent and the Guarantor, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right it may have to a trial by jury in any litigation based upon or arising out of this Guaranty or any related instrument or agreement or any of the transactions contemplated by this Guaranty or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. Neither the Administrative Agent nor the Guarantor shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Administrative Agent or the Guarantor except by a written instrument executed by both of them.

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Exhibit G

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first above written.

CARDINAL HEALTH, INC.

By:

Name:

Title:

By:

Name:

Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:

Name:

Title:

Exhibit G